    As filed with the Securities and Exchange Commission on October 25, 2004

                                                           Registration No. 333-
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                                   PENGE CORP.
              (Exact Name of Small Business Issuer in its Charter)

             NEVADA                         100                  71-0895709
  (State or Jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

                           11231 WINTER COTTAGE PLACE
                             LAS VEGAS, NEVADA 89135
                            TELEPHONE: (702) 562-3176

        (Address and telephone number of principal executive offices and principal place of business)

                                   -----------

                                  KIRK FISCHER
                           11231 WINTER COTTAGE PLACE
                             LAS VEGAS, NEVADA 89135
                            TELEPHONE: (702) 562-3176

            (Name, address and telephone number of agent for service)

                                   -----------

                                   COPIES TO:
                                 BRYAN T. ALLEN
                                 SCOTT F. YOUNG
                                 P. JUSTIN JUDD
                                 STOEL RIVES LLP
                        201 SOUTH MAIN STREET, SUITE 1100
                           SALT LAKE CITY, UTAH 84111
                            TELEPHONE: (801) 328-3131
                            FACSIMILE: (801) 578-6999

                                   -----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                   -----------

         If any of the securities being registered on this form are to be offered on a delayed or continued basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|____________________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|____________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   -----------

                                    CALCULATION OF REGISTRATION FEE
                                                                        PROPOSED
                                                        PROPOSED        MAXIMUM
                                                        MAXIMUM         AGGREGATE
TITLE OF EACH CLASS OF               AMOUNT TO BE       OFFERING PRICE  OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED          REGISTERED(1)      PER UNIT(2)     PRICE           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock                         14,925,978         $0.30           $4,477,793      $567

---------------------------------------------------------------------------------------------------------

         (1) In addition, pursuant to Rule 416 of the Securities Act, this Registration Statement covers a presently indeterminate number of shares of common stock issuable upon the occurrence of a stock split, stock dividend or other similar transaction.
         (2) Estimated for the purpose of calculating the registration fee based upon the most recent price at which shares of common stock were sold in private placements by the Registrant.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION DATED OCTOBER 25, 2004

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PENGE CORP.

                        14,925,978 SHARES OF COMMON STOCK

                               ------------------

         This prospectus relates to the offering and sale of 14,925,978 shares of common stock, $.001 par value, of Penge Corp. We are a holding company that acquires other companies or parts of other companies in the tree production and nursery industry, with target companies having between $100,000 and $10 million in annual revenues. To date, we have acquired a 272-acre tree and shrub farm in Arizona and a 17-acre tree and shrub farm in Texas and are currently pursuing a rollup strategy in nursery assets.

         All of the offered shares are to be sold by persons who are existing security holders and identified in the section of this prospectus entitled "SELLING STOCKHOLDERS." All of the shares of common stock offered pursuant to this prospectus are currently owned by the selling stockholders. In addition, pursuant to Rule 416 of the Securities Act, this prospectus, and the registration statement of which it is a part, covers a presently indeterminate number of shares of common stock issuable upon the occurrence of a stock split, stock dividend or other similar transaction.

         We will not receive any of the proceeds from the sale of the shares offered pursuant to this prospectus. There is no established public market for our common stock. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop. The selling stockholders may sell the offered shares in privately negotiated transactions or otherwise at negotiated or market prices. If our shares of common stock are quoted on any quotation service or traded on any market in the future, the selling stockholders may sell the offered shares through such quotation service or market at market prices or negotiated prices. All shares will be sold in exchange for cash.

         Our principal office is located at 11231 Winter Cottage Place, Las Vegas, Nevada 89135, and our telephone number is (702) 562-3176.

                        --------------------------------

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 IN THIS PROSPECTUS BEFORE INVESTING IN THE OFFERED SHARES BEING SOLD WITH THIS PROSPECTUS.
--------------------------------------------------------------------------------

                        --------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             Dated October 25, 2004

                                TABLE OF CONTENTS

                                                                            PAGE

PROSPECTUS SUMMARY.............................................................2

RISK FACTORS...................................................................5

FORWARD-LOOKING STATEMENTS....................................................12

SELLING STOCKHOLDERS..........................................................13

PLAN OF DISTRIBUTION..........................................................21

USE OF PROCEEDS...............................................................24

DILUTION......................................................................24

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.........................................................25

OUR BUSINESS..................................................................31

MANAGEMENT....................................................................36

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................40

DESCRIPTION OF OUR CAPITAL STOCK..............................................41

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................43

LEGAL MATTERS.................................................................44

EXPERTS.......................................................................44

INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS.................................44

WHERE YOU CAN FIND MORE INFORMATION...........................................46

INDEX TO FINANCIAL STATEMENTS.................................................47

                               PROSPECTUS SUMMARY

         In addition to the following summary, you should read the more detailed information about us, our common stock and our financial statements and notes appearing elsewhere in this prospectus.

OUR COMPANY

         Penge Corp. was incorporated in August 2002 as a Nevada corporation and maintains its principal offices at 11231 Winter Cottage Place, Las Vegas, Nevada 89135. Our telephone number is (702) 562-3176. We are a holding company that acquires other companies or parts of other companies in the tree production and nursery industry. The target companies are small to mid-size companies with $100,000 to $10 million in annual revenues. We acquire these companies using a combination of cash, bank loans, common stock and seller financing.

         At the end of September 2002, we purchased Major Trees, a 272-acre tree and shrub farm near Tucson, Arizona. In May of 2004, we acquired a 17-acre tree and shrub farm near Houston, Texas. We now have approximately 215,000 trees and large shrubs planted on the two farms. The average selling price of the approximately 28,600 trees that were sold from the Major Trees farm last year was approximately $27 per tree.

         Since purchasing Major Trees in late September 2002, we have become very familiar with tree farms and tree and shrub nurseries. We have found the tree and nursery business to be a high-margin business that can be run with a minimum number of employees and few liabilities and headaches. It is a very straightforward business with great economics and localized competition. As a result, during the last 24 months, we have continued to plow all available capital into improving the existing nursery operation, planting additional trees and other plants on the Tucson farm, and purchasing an additional farm in Texas in order to facilitate future growth.

         We have continued to look for additional acquisitions across a broad range of industries, but have been unable to find anything available at a reasonable price with economics better than those of the tree and nursery business. After looking at dozens of businesses in varied industries and different parts of the country, we have decided to focus our efforts in the nursery industry and to buy additional tree and shrub farms and assets in this industry in the foreseeable future.

THE OFFERING

------------------------------------------------------ -----------------------------------------------------------
Securities offered by the selling stockholders                                  14,925,978 shares of common stock
------------------------------------------------------ -----------------------------------------------------------
Shares of our common stock outstanding prior to this                                               12,952,332 (1)
offering
------------------------------------------------------ -----------------------------------------------------------
Use of Proceeds                                        All proceeds of the offering will be received by the Selling
                                                       Stockholders. None of the proceeds will be received
                                                       by Penge.
------------------------------------------------------ -----------------------------------------------------------
Risk Factors                                           You should read the "Risk Factors" beginning on page 5 as
                                                       well as other cautionary statements throughout this
                                                       prospectus before investing in any shares offered
                                                       hereunder.
------------------------------------------------------ -----------------------------------------------------------

----------
(1) Excludes up to 4,500,000 shares of common stock authorized for issuance upon exercise of outstanding options granted pursuant to our stock option plans,
3,500,000 shares of our common stock reserved for the future grant of stock options under those plans, 50,000 shares of our common stock issuable upon the exercise of outstanding options and 1,973,646 shares issuable upon conversion of convertible notes payable.

SELLING STOCKHOLDERS

         All of the offered shares are to be offered and sold by our existing security holders. The selling stockholders acquired their shares in private placements of (i) 7,340,000 shares of common stock at the price of $0.00004 per share in connection with the founding of our company in August 2002 (ii) 2,295,000 shares of common stock at the price of $0.10 per share during September 2002 and October 2002, (iii) 770,000 shares of common stock at the price of $0.20 per share between January 2003 and June 2003, (iv) 680,000 shares of common stock at the price of $0.25 per share between June 2003 and September 2003, (v) 717,332 shares of common stock at the price of $0.30 per share between August 2003 and August 2004, (vi) notes convertible into up to 1,973,646 shares of common stock issued between March 2004 and July 2004, (vii) 750,000 shares of our common stock as partial payment on a note issued in connection with our acquisition of Major Trees, Inc. on September 27, 2002, and (viii) 400,000 shares of common stock in connection with our purchase of certain assets of Sampres Tree Farm LLC in May 2004. Certain of the selling stockholders acquired their shares as part of estate planning and other permitted transfers from purchasers in the above-referenced offerings.

         Of the shares of our common stock offered hereby, 12,952,332 shares of common stock are currently owned by the selling stockholders and 1,973,646 shares are issuable upon the conversion of convertible notes payable.

         In addition, pursuant to Rule 416 of the Securities Act, this prospectus, and the registration statement of which it is a part, covers a presently indeterminate number of shares of common stock issuable upon the occurrence of a stock split, stock dividend or other similar transaction.

SUMMARY FINANCIAL INFORMATION
                                                             YEARS ENDED
                                                              JUNE 30,
                                                              --------
                                                        2004            2003
                                                        ----            ----

         STATEMENT OF OPERATIONS DATA:
         Sales...................................   $    806,977    $   669,721
         Cost of goods sold......................        445,365        420,561
         Gross profit (loss).....................        361,612        249,160
                                                    -------------   ------------
         Operating expenses......................        666,337        581,478
                                                    -------------   ------------
         Income (loss) from operations...........       (304,725)      (332,318)
         Other income (expense):
           Interest income (expense),............       (116,163)       (68,057)
           Loss on sale of available-for-sale
           securities............................        (13,456)        (8,997)
                                                    -------------   ------------
         Other income (expense)                         (129,619)       (77,054)
                                                    -------------   ------------
         Net income (loss).......................   $   (430,634)   $  (409,372)
                                                    -------------   ------------
         Net loss per share......................   $       (.04)   $      (.04)
         Weighted average shares used in
           computing net loss per share..........     12,179,860      9,653,338

                                                                 JUNE 30, 2004
                                                                 -------------
         BALANCE SHEET DATA:
         Cash and cash equivalents......................             $2,237
         Working capital (deficit)......................           (272,551)
         Total assets...................................          1,986,866
         Retained deficit...............................           (783,724)
         Stockholders' equity...........................            301,770

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should consider the following discussion of risks in addition to the other information in this prospectus before purchasing any shares of our common stock. In addition to historical information, the information in this prospectus contains "forward-looking" statements about our future business and performance. Our actual operating results and financial performance may be very different from what we expect as of the date of this prospectus. The risks below address some of the factors that may affect our future operating results and financial performance.

                  Risks Regarding Our Company and Our Business
                  --------------------------------------------

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR YOU TO EVALUATE OUR PERFORMANCE AND FORECAST OUR FUTURE.

         We were formed and began operations in 2002. Our limited operating history makes it difficult for you to evaluate our ability to generate revenues, manage costs, create profits and generate cash from operations. Our limited operating history also makes it difficult to analyze our ability to compete in the marketplace. Before investing in our common stock, you should consider the risks and difficulties we may encounter as a relatively new business, including risks related to our ability to

         o        implement our business plan;

         o        build alliances with financing sources;

         o        anticipate and adapt to changes in the market;

         o        find and acquire new businesses; and

         o        administer and manage our operations.

         If we fail to successfully manage these risks, our business will suffer or fail. We cannot assure you that we will successfully address these risks or that our business strategy will be successful.

WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL TO IMPLEMENT OUR BUSINESS PLAN.

         As of June 30, 2004, we had $2,237 in cash and cash equivalents and a working capital deficit of $(272,551). We need to obtain significant additional working capital to implement our business plan of acquiring businesses and to be able to meet our financial obligations as they become due so as to support our current operations. We will receive no proceeds from the sale of the common stock pursuant to this prospectus, so we must find other sources of financing. We may not be able to raise the additional capital needed, or we may be forced to pay an extremely high price for capital. Factors affecting the availability and price of capital may include the following:

         o        the availability and cost of capital generally;

         o        our financial results;

         o market interest, or lack of interest, in our industry and business plan;

         o        the success of our business;

         o        the amount of our capital needs; and

         o the amount of debt, options, warrants and convertible securities we have outstanding.

         If we cannot raise sufficient capital or are forced to pay a high price for capital, we may be unable to meet current or future obligations or adequately exploit existing or future opportunities. If we are unable to obtain capital for an extended period of time, we may be forced to discontinue operations.

WE HAVE PLEDGED A SIGNIFICANT PORTION OF OUR ASSETS TO SECURE FINANCING AGREEMENTS.

         We have pledged substantially all of our assets to secure notes payable funding our purchase of Major Trees and the Sampres Tree Farm and to secure other short-term financing. These financings require that we afford rights and remedies that are commonly provided a secured creditor. If we default under such arrangements, subject to laws restricting the remedies of creditors, such creditors may immediately foreclose on, and seize and dispose of, all pledged assets.

WE HAVE ISSUED CONVERTIBLE NOTES TO FUND OUR OPERATIONS; PRINCIPAL PAYMENTS TOTALING APPROXIMATELY $275,000 ON SUCH NOTES WILL BECOME DUE AND PAYABLE IN MARCH 2005.

         To date, we have issued $555,000 of convertible notes payable to fund our operations at an interest rate of 10%, $200,000 of which is secured by 50,000 trees contained in our inventory. These notes require periodic payments of interest and principal. In addition, principal payments totaling approximately $275,000 are scheduled to become due and payable on March 31, 2005. If we fail to make the required payments on the notes, the holders have those rights and remedies available at law. If this should occur, it could have a material adverse effect on our operations and financial condition.

WE HAVE ISSUED NOTES PAYABLE; PRINCIPAL PAYMENTS TOTALING APPROXIMATELY $530,000 ON SUCH NOTES WILL BECOME DUE AND PAYABLE BEFORE JUNE 30, 2005.

         As of June 30, 2004, we had outstanding notes payable totaling $1,086,627, $318,728 of which is secured by all of the assets we acquired from M7 Farms, $117,899 of which is secured by all of the outstanding shares of our subsidiary, Major Trees, Inc., and $400,000 of which is secured by all of the assets we acquired from Sampres Tree Farm LLC. These notes require periodic payments of principal and interest. Principal payments totaling approximately $530,000 will be due and payable under such notes between June 30, 2004 and June 30, 2005. If we fail to make the required payments on these notes, the holders have those rights and remedies available at law. If this should occur, it could have a material adverse effect on our operations and financial condition.

WE MAY BE UNABLE TO CONTINUE TO IDENTIFY APPROPRIATE ACQUISITION TARGETS OR CONSUMMATE ACQUISITIONS OF THOSE TARGETS.

         Our business plan anticipates growth primarily through the acquisition of small businesses primarily in the tree production and nursery industry. We may be unable to implement that acquisition strategy for several reasons, including the following:

         o We may be unable to continue to locate suitable businesses for acquisition for various reasons, including:

         o        the absence of such businesses;

         o our lack of knowledge of such businesses or the fact that they are for sale;

         o our lack of sufficient working capital to conduct an adequate search for potential acquisition targets and to conduct the due diligence necessary to evaluate the appropriateness of a potential target; and

         o our lack of expertise or experience in evaluating or operating the types of businesses that are for sale.

o Businesses that we are interested in acquiring may be unwilling to sell to us for various reasons, including:

         o        an unwillingness to accept our securities as consideration;

         o a desire to receive cash and a lack of confidence in our ability to obtain the cash necessary to close;

         o concerns with our ability to operate the business profitably or appropriately, particularly for targets that are not agricultural companies; and

         o a desire to be acquired by a larger company for strategic or personal reasons (including the desire to be employed by a larger, more stable acquirer).

o We may be unable to raise the capital necessary to purchase those businesses that we identify as potential acquisition targets quickly enough or at all in order to be able to consummate desired acquisitions.

         If we cannot continue to identify appropriate acquisition targets and consummate acquisitions, our business will not continue to grow as planned.

WE HAVE INCURRED SUBSTANTIAL LOSSES SINCE OUR INCEPTION AND MAY CONTINUE TO INCUR LOSSES IN THE FUTURE.

         We have experienced net losses in each twelve-month period since inception, with a retained deficit of approximately $(783,724) as of June 30, 2004. To the extent we have projected that we will generate a net profit at any time in the future, such projections are based on cost and revenue assumptions that may prove to be materially inaccurate. We may never generate a net profit. Even if we do become profitable, we may not be able to maintain profitability or to increase profitability in the future.

OUR ACCOUNTANTS HAVE INCLUDED AN EXPLANATORY PARAGRAPH ON OUR FINANCIAL STATEMENTS REGARDING OUR STATUS AS A "GOING CONCERN."

         Our consolidated financial statements included in this report have been prepared on the assumption that we will continue as a going concern. Our independent public accountants have issued their report dated July 9, 2004 that includes an explanatory paragraph stating that our having only recently been formed, our lack of success in establishing profitable operations and the fact that our current liabilities exceed our current assets raise substantial doubt about our ability to continue as a going concern.

OUR COMPETITORS HAVE GREATER RESOURCES THAN WE DO.

         The markets for trees and shrubs are highly competitive, and we must compete with companies that possess greater financial, production and marketing resources than we do, as well as numerous sole proprietorships with very low overhead. These advantages may enable them to respond more quickly to new or emerging market developments and changes in customer preferences. These advantages may also allow them to engage in more extensive research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees and strategic partners. In addition, competition may result in price reductions, reduced gross margin and loss of market share. We may not be able to compete successfully, and competitive pressures may adversely affect our business, results of operations and financial condition.

WE MAY BE UNABLE TO MANAGE SIGNIFICANT GROWTH.

         To successfully implement our business strategy, we must establish and achieve substantial growth in our customer base through sales, business acquisitions or a combination thereof. If achieved, significant growth would place significant demands on our management and systems of financial and internal controls, and will almost certainly require an increase in the capacity, efficiency and accuracy of our management and distribution support systems. Moreover, significant growth would require an increase in the number of our personnel, particularly within sales, production and management. The market for such personnel remains highly competitive, and we may not be able to attract and retain the qualified personnel required by our business strategy. If successful in expanding our business, we may outgrow our present facilities and/or management capacity, placing additional strains on our human resources in trying to locate, manage and staff multiple locations.

OUR DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS HAVE EFFECTIVE CONTROL OF PENGE.

         Our directors, officers, affiliates and their affiliates control approximately 68% of the outstanding shares of our common stock. These directors, officers and affiliates effectively control all matters requiring approval by the stockholders of Penge, including any determination with respect to the acquisition or disposition of assets, future issuances of securities, declaration of dividends and the election of directors. This concentration of ownership may also delay, defer or prevent a change in control of Penge and otherwise prevent you and stockholders other than our affiliates from influencing the direction and future of Penge.

WE ARE DEPENDENT UPON KEY PERSONNEL, AND THE LOSS OF SUCH PERSONNEL COULD SIGNIFICANTLY IMPAIR OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN.

         We are highly dependent upon the efforts of management, particularly Kirk Fischer, our Chief Executive Officer and Chief Financial Officer, and Jim Fischer, our Vice President of Operations. Competition for management personnel is intense, and the number of qualified managers knowledgeable about, and interested in, the nursery industry is limited. As a result, we may be unable to retain our key management employees or attract other highly qualified employees in the future. In addition, the large number of shares of common stock issued to our officers and directors at inception are not subject to repurchase rights if such persons terminate employment with us. The loss of the services of any of our management personnel or the failure to attract and retain additional key employees could have a material adverse effect on our business, financial condition and results of operations.

OUR FARMS ARE CURRENTLY OUR SOLE SOURCE OF REVENUE AND ARE VULNERABLE TO INSECTS, DISEASE, WEATHER, DROUGHT, FIRE AND OTHER NATURAL HAZARDS THAT COULD CAUSE SIGNIFICANT DAMAGE TO THOSE FARMS.

         Our tree and shrub farms are our main assets and currently our sole source of revenue. The Eldarica Pine and the other plant varieties that we grow on the farms are subject to risks associated with disease, insects, weather, drought, fire and other natural hazards. We cannot prevent or predict the impact of disease, insects, weather, drought, fire or other natural hazards on the trees and other shrubs, but if the trees and other shrubs are damaged or destroyed by any of those elements, we could suffer a significant loss of assets, profits and cash. As a result, the farms could fail and your investment could be significantly impaired or lost.

SALES OF ELDARICA PINE TREES ACCOUNT FOR MOST OF OUR SALES REVENUE.

         Sales of Eldarica Pine Trees accounted for approximately 97% of our tree and shrub sales revenue during the fiscal year ended June 30, 2004. The Eldarica Pine is subject to risks associated with disease, insects, weather, drought, fire and other natural hazards. We cannot prevent or predict the impact of disease, insects, weather, drought, fire or other natural hazards on the Eldarica Pine Trees on our farms or in our target markets. If the Eldarica Pines on our farms or in our target markets were damaged or destroyed by any of those elements, our ability to supply Eldarica Pine Trees and demand for Eldarica Pine Trees could be diminished. This could result in a significant loss of assets, sales and cash. As a result, the farms could fail and your investment could be significantly impaired or lost.

OUR TREE AND NURSERY BUSINESS IS LARGELY DEPENDENT ON A SINGLE CUSTOMER.

         During the fiscal year ended June 30, 2004, a single customer, Home Depot, accounted for approximately 75% of our revenue. Home Depot has been a key customer of Major Trees since approximately 1990; however, we have no long-term contract with Home Depot, and Home Depot could discontinue purchasing from Major Trees at any time. The loss of Home Depot as a customer, or a decrease in the number of trees and shrubs purchased by Home Depot, would likely have a material adverse effect on our operating results.

OUR OPERATIONS ARE AND WILL BE SUBJECT TO GOVERNMENT REGULATION.

         Our operations are and will be subject to a number of federal, state and local laws and regulations. Of most importance to our present operations are laws concerning environmental protection, employment, labor and immigration. Relevant environmental laws include, without limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation, and Liability Act. Such environmental laws require that we take steps to, among other things, maintain air and water quality standards; protect threatened, endangered and other species of wildlife and vegetation; and preserve certain cultural resources. These laws are continually changing and, as a general matter, are becoming more restrictive.

         Relevant immigration and employment laws include laws limiting our ability to employ legal and illegal aliens, laws granting certain minimum wage and other rights to employees and laws designed to facilitate the organization of labor. We may from time to time employ persons who are not citizens of the United States and may inadvertently employ persons who are in the United States illegally or whose visa does not permit them to be employed. We may also, at some time in the future, be forced to deal with organized (or organizing) labor and/or be subject to lawsuits for alleged violation of discrimination and other employment laws. Compliance with employment, labor and immigration laws may be complicated and costly.

         Compliance with federal, state or local laws or regulations represents a small part of our present budget; nevertheless, continued compliance may be extremely costly. If we fail to comply with any such laws or regulations, we may be forced to pay fines, incur significant legal costs and/or take costly measures to ensure compliance. Any such fine or expenditure may adversely affect our development.

         Risks Specific to the Purchase of Common Stock in This Offering
         ---------------------------------------------------------------

THERE IS NO PUBLIC MARKET FOR OUR STOCK, AND EVEN IF A MARKET DEVELOPS, IT WILL LIKELY BE THIN AND SUBJECT TO MANIPULATION.

         There is no public market for our common stock, and we can provide no assurance that a public market for our common stock will develop in the future. Even if a public market does develop, the volume of trading in our common stock will presumably be limited and likely dominated by a few individuals. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. An investor may find it difficult to dispose of shares of our common stock or obtain a fair price for our common stock in the market.

IF A MARKET FOR OUR COMMON STOCK DEVELOPS, THE MARKET PRICE FOR OUR COMMON STOCK WILL LIKELY BE VOLATILE AND MAY CHANGE DRAMATICALLY AT ANY TIME.

         If a market for our common stock develops, the market price of our common stock, like that of the securities of other early-stage companies, may be highly volatile. Our stock price may change dramatically as the result of announcements of our quarterly results, the execution or termination of significant customer contracts, significant litigation or other factors or events that would be expected to affect our business or financial condition, results of operations and other factors specific to our business and future prospects. In addition, the market price for our common stock may be affected by various factors not directly related to our business, including the following:

         o intentional manipulation of our stock price by existing or future stockholders;

         o short selling of our common stock or related derivative securities;

         o a single acquisition or disposition, or several related acquisitions or dispositions, of a large number of our shares;

         o the interest, or lack of interest, of the market in our business sector, without regard to our financial condition or results of operations;

         o the adoption of governmental regulations and similar developments in the United States or abroad that may affect our ability to offer our products and services or affect our cost structure;

         o developments in the businesses of companies that purchase our products (such as Home Depot); and

         o economic and other external market factors, such as a general decline in market prices due to poor economic indicators or investor distrust.

THE OFFERING PRICE OF THE COMMON STOCK IS BEING DETERMINED BY THE SELLING STOCKHOLDERS AND MAY NOT CORRELATE WITH ACTUAL VALUE.

         The offering price of the shares of common stock offered by this prospectus is being determined by each of the selling stockholders on a transaction-by-transaction basis based upon factors that the applicable selling stockholder considers appropriate. The offering price determined by selling stockholders may or may not relate to a current market price but should not, in any case, be considered an indication of the actual value of the common stock. We do not have any influence over the price at which any selling stockholder offers or sells the common stock offered by this prospectus and cannot assure you that any such price is reasonable.

OBTAINING ADDITIONAL CAPITAL THROUGH THE SALE OF COMMON STOCK WILL RESULT IN DILUTION OF STOCKHOLDER INTERESTS.

         We plan to raise additional funds in the future by issuing additional shares of common stock, or securities such as convertible notes, options, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock.

WE ARE UNLIKELY TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

         We have never declared or paid dividends on our stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business. We do not anticipate paying any cash dividends in the foreseeable future, and it is unlikely that investors will derive any current income from ownership of our stock. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price. Because there presently is no public market for our common stock, you may be unable to realize a gain on your investment.

OUR COMMON STOCK IS A "LOW-PRICED STOCK" AND SUBJECT TO REGULATION THAT LIMITS OR RESTRICTS THE POTENTIAL MARKET FOR OUR STOCK.

         Shares of our common stock may be deemed to be "penny stock," resulting in increased risks to our investors and certain requirements being imposed on some brokers who execute transactions in our common stock. In general, a penny stock is an equity security that:

         o        Is priced under five dollars;

         o Is not traded on a national stock exchange, the Nasdaq National Market or the Nasdaq SmallCap Market;

         o        May be listed in the "pink sheets" or the OTC Bulletin Board;

         o Is issued by a company that has less than $5 million in net tangible assets (if it has been in business less than three years) or has less than $2 million in net tangible assets (if it has been in business for at least three years); and

         o Is issued by a company that has average revenues of less than $6 million for the past three years.

         We believe that our common stock is presently a "penny stock." At any time the common stock qualifies as a penny stock, the following requirements, among others, will generally apply:

         o Certain broker-dealers who recommend penny stock to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

         o Prior to executing any transaction involving a penny stock, certain broker-dealers must deliver to certain purchasers a disclosure schedule explaining the risks involved in owning penny stock, the broker-dealer's duties to the customer, a toll-free telephone number for inquiries about the broker-dealer's disciplinary history and the customer's rights and remedies in case of fraud or abuse in the sale.

         o In connection with the execution of any transaction involving a penny stock, certain broker-dealers must deliver to certain purchasers the following:

                  o        bid and offer price quotes and volume information;

                  o        the broker-dealer's compensation for the trade;

                  o the compensation received by certain salespersons for the trade;

                  o        monthly accounts statements; and

                  o a written statement of the customer's financial situation and investment goals.

         These requirements significantly add to the burden of the broker-dealer and limit the market for penny stocks. These regulatory burdens may severely affect our ability to create a market for our stock and the liquidity and market price for our common stock.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including, without limitation, "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business," contains statements that constitute "forward-looking statements" within the meaning of section 27A of the Securities Act and section 21E of the Securities Exchange Act. Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend" or "expect" or similar words. When considering such forward-looking statements, you should keep in mind the risk factors noted above and other cautionary statements throughout this prospectus. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. These forward-looking statements involve a number of risks and uncertainties.

                              SELLING STOCKHOLDERS

         All of the offered shares are to be offered and sold by our existing security holders. The selling stockholders acquired their shares in private placements of (i) 7,340,000 shares of common stock at the price of $0.00004 per share in connection with the founding of our company in August 2002 (ii) 2,295,000 shares of common stock at the price of $0.10 per share during September 2002 and October 2002, (iii) 770,000 shares of common stock at the price of $0.20 per share between January 2003 and June 2003, (iv) 680,000 shares of common stock at the price of $0.25 per share between June 2003 and September 2003, (v) 717,332 shares of common stock at the price of $0.30 per share between August 2003 and August 2004, (vi) notes convertible into up to 1,973,646 shares of common stock issued between March 2004 and July 2004, (vii) 750,000 shares of our common stock as partial payment on a note issued in connection with our acquisition of Major Trees, Inc. on September 27, 2002, and (viii) 400,000 shares of common stock in connection with our purchase of certain assets of Sampres Tree Farm LLC in May 2004. Certain of the selling stockholders acquired their shares as part of estate planning and other permitted transfers from purchasers in the above-referenced offerings.

         Of the shares of our common stock offered hereby, 12,952,332 shares of common stock are currently owned by the selling stockholders and 1,973,646 shares are issuable upon the conversion of convertible notes payable.

         In addition, pursuant to Rule 416 of the Securities Act, this prospectus, and the registration statement of which it is a part, covers a presently indeterminate number of shares of common stock issuable upon the occurrence of a stock split, stock dividend or other similar transaction.

BENEFICIAL OWNERSHIP OF SELLING STOCKHOLDERS

         The table that follows sets forth, as of October 7, 2004:

         o        the name of each selling stockholder;

         o certain beneficial ownership information with respect to the selling stockholders;

         o the number of shares that may be sold from time to time by each selling stockholder pursuant to this prospectus; and

         o the amount (and, if one percent or more, the percentage) of common shares to be owned by each selling stockholder if all offered shares are sold.

         Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common shares that are issuable upon the exercise of outstanding options, warrants or other purchase or conversion rights, to the extent exercisable within 60 days of the date of this table, are treated as outstanding for purposes of computing each selling stockholder's percentage ownership of outstanding common shares.

                                                                                               BENEFICIAL OWNERSHIP
                                        BENEFICIAL OWNERSHIP                                  UPON COMPLETION OF THE
                                           BEFORE OFFERING                                         OFFERING(1)
                                    ----------------------------                           ---------------------------
                                                                          NUMBER OF
                                    NUMBER OF                            SHARES BEING      NUMBER OF
BENEFICIAL OWNER                    SHARES            PERCENT(2)           OFFERED          SHARES          PERCENT(2)
----------------------------        --------------  ------------         ------------      ---------        ----------
John T. Alexander                      83,333  (3)       *                  83,333  (3)       Nil                 *

Gary Allen & Sheila Allen             340,000          2.63%               340,000            Nil                 *

Stan Beagley                           63,716            *                  63,716            Nil                 *

Doug Bean                             400,000  (4)     3.00%                                400,000     (4)     3.00%

Robert S. Bean                         33,333  (5)       *                  33,333  (5)       Nil                 *

Robert Bohacek                         70,000            *                  70,000            Nil                 *

Teri Bolf                             125,000            *                 125,000            Nil                 *

Rebecca Boone                          50,000            *                  50,000            Nil                 *

Aaron R. Boone                         85,000            *                  85,000            Nil                 *

Jonathan and Sarah Boone               80,000            *                  80,000            Nil                 *

Ray Bori                               15,000            *                  15,000            Nil

Tamara Bourne                          50,000            *                  50,000            Nil                 *

Erron Scott Brady                      20,000            *                  20,000            Nil                 *

Eugene H. Bramhall                    116,666            *                 116,666            Nil                 *

Larry L. Bramhall & Lois
T. Bramhall                            80,000  (6)       *                  80,000  (6)       Nil                 *

Scott & Chieko Bramhall               100,000            *                 100,000            Nil                 *

Donna Brown                            33,000            *                  33,000            Nil                 *

Twayne O. Buhler                      216,666          1.67%               216,666            Nil                 *

Jeanine Buhler                         50,000            *                  50,000            Nil                 *

Randy Burnham                         120,000            *                 120,000            Nil                 *

Connie Chandler                       160,000          1.24%               160,000            Nil                 *

Pete Chandler                         100,000            *                 100,000            Nil                 *

                                                           14

                                                                                               BENEFICIAL OWNERSHIP
                                        BENEFICIAL OWNERSHIP                                  UPON COMPLETION OF THE
                                           BEFORE OFFERING                                         OFFERING(1)
                                    ----------------------------                           ---------------------------
                                                                          NUMBER OF
                                    NUMBER OF                            SHARES BEING      NUMBER OF
BENEFICIAL OWNER                    SHARES            PERCENT(2)           OFFERED          SHARES          PERCENT(2)
----------------------------        --------------  ------------         ------------      ---------        ----------
Thomas L. & Ruby Chandler             300,000          2.32%               300,000            Nil                 *

Scott M Chandler                      100,000            *                 100,000            Nil                 *

Emory Christensen                     100,000  (7)       *                 100,000  (7)       Nil                 *

Wendy Davis                            10,000            *                  10,000            Nil                 *

Dennis Dayley                         400,000  (8)     3.09%               400,000  (8)       Nil                 *

Diana Rhea Deen                        50,000            *                  50,000            Nil                 *

Amy Duncliffe                          50,000            *                  50,000            Nil                 *

Jason Dunnam                           7,5000            *                  7,5000            Nil                 *

Troy Dunnam                            22,500            *                  22,500            Nil                 *

Angie Fischer                          33,000            *                  33,000            Nil                 *

Delores M. Fischer                     50,000            *                  50,000            Nil                 *

Kirk J. & Lori L. Fischer
     Quinn J. Fischer
     London C. Fischer
     Britton K. Fischer             4,000,000  (9)    28.67%             3,000,000  (10)   1,000,000    (11)    7.17%

Jim & Ellen Fischer                 1,190,000  (12)    8.53%               190,000  (13)   1,000,000    (14)    7.17%

Rocky & Janalen Fischer and
Affiliated Entities
     Abby Nursery LLC
     Abigail Paige Fischer          1,399,000  (15)    9.96%               299,000  (16)   1,100,000    (17)    7.83%

BJ Flores                              20,000  (18)      *                  20,000  (18)      Nil                 *

H. Preston & Shirley Franks           400,000          3.09%               400,000            Nil                 *

Richard Fritzler                      100,000  (19)      *                 100,000  (19)      Nil                 *

Russell R. Froats                      25,000            *                  25,000            Nil                 *

Cynthia J. Froats                      25,000            *                  25,000            Nil                 *

                                                           15

                                                                                               BENEFICIAL OWNERSHIP
                                        BENEFICIAL OWNERSHIP                                  UPON COMPLETION OF THE
                                           BEFORE OFFERING                                         OFFERING(1)
                                    ----------------------------                           ---------------------------
                                                                          NUMBER OF
                                    NUMBER OF                            SHARES BEING      NUMBER OF
BENEFICIAL OWNER                    SHARES            PERCENT(2)           OFFERED          SHARES          PERCENT(2)
----------------------------        --------------  ------------         ------------      ---------        ----------

Danette Fullmer                        16,667            *                  16,667            Nil                 *

Winston B. Gaffron III                 50,000            *                  50,000            Nil                 *

Don R. Geyer                           20,000            *                  20,000            Nil                 *

Stanford and Barbara Goulding         277,273  (20)    2.13%               227,273  (21)     50,000     (22)      *

Donald R. & Laurie A. Groth            66,666            *                  66,666            Nil                 *

John I. Hall                           40,000            *                  40,000            Nil                 *

Katrina O. Hall                        40,000            *                  40,000            Nil                 *

Matthew Haney                           6,666            *                   6,666            Nil                 *

Mary & Jeff Hill                      133,333          1.03%               133,333            Nil                 *

KC & Michelle Holmes and
Affiliated Entities
     5th Genki LLC
     Alecia Monet Holmes
     Chance Jaxon Holmes
     Brooklyn Elaine Holmes
     Rian Michelle Holmes           2,748,727  (23)   19.70%             1,748,727  (24)   1,000,000    (25)    7.17%

Steve Holmes                            5,000            *                   5,000            Nil                 *

Morris Howell                          33,334            *                  33,334            Nil                 *

Kelvin L. Hyatt                        50,000            *                  50,000            Nil                 *

Dodd Hyer                              33,333            *                  33,333            Nil                 *

William W. Jacobsen Sr.                20,000            *                  20,000            Nil                 *

Marla Kamerath                         10,000            *                  10,000            Nil                 *

Eric Keith                             50,000            *                  50,000            Nil                 *

Marty Lloyd                            50,000            *                  50,000            Nil                 *

                                                           16

                                                                                               BENEFICIAL OWNERSHIP
                                        BENEFICIAL OWNERSHIP                                  UPON COMPLETION OF THE
                                           BEFORE OFFERING                                         OFFERING(1)
                                    ----------------------------                           ---------------------------
                                                                          NUMBER OF
                                    NUMBER OF                            SHARES BEING      NUMBER OF
BENEFICIAL OWNER                    SHARES            PERCENT(2)           OFFERED          SHARES          PERCENT(2)
----------------------------        --------------  ------------         ------------      ---------        ----------

Roger and Barbara Major and
Affiliated Entities
     Robert Major
     Brett Major
     Ryan Major                     1,020,000  (26)    7.88%             1,020,000  (26)      Nil                 *

Rex Major                              15,000            *                  15,000            Nil                 *

Cheri Marx                             33,000            *                  33,000            Nil                 *

Edward F. May                         166,667          1.29%               166,667            Nil                 *

Linda McClurg                          10,000            *                  10,000            Nil                 *

Joe or Karyn Natella                   10,000            *                  10,000            Nil                 *

Philip Oleson                         125,000            *                 125,000            Nil                 *

Linda Olinyk                           50,000            *                  50,000            Nil                 *

Joe Ollivier & Affiliated
Entities
     First Capital Funding LC
     A&J Investments
     Aaron Ollivier                   541,663  (27)    4.03%               541,663  (27)      Nil                 *

Trevor Olsen                           20,000            *                  20,000            Nil                 *

Daniel A. Olson                       100,000            *                 100,000            Nil                 *

Michael and Kimberley Osborn           50,000            *                  50,000            Nil                 *

Luis G. N. Panuncialman               100,000            *                 100,000            Nil                 *

Kathleen B. Pigott                     16,667            *                  16,667            Nil                 *

Miles C. Pitcher
     Monitor Finance LC               523,329  (28)    3.90%               523,329  (28)      Nil                 *

Jeff Poore                             41,008  (29)      *                  41,008  (29)      Nil                 *

Robert G. and Juanita C.
Purcell                               854,167  (30)    6.19%               854,167  (30)      Nil                 *

                                                           17

                                                                                               BENEFICIAL OWNERSHIP
                                        BENEFICIAL OWNERSHIP                                  UPON COMPLETION OF THE
                                           BEFORE OFFERING                                         OFFERING(1)
                                    ----------------------------                           ---------------------------
                                                                          NUMBER OF
                                    NUMBER OF                            SHARES BEING      NUMBER OF
BENEFICIAL OWNER                    SHARES            PERCENT(2)           OFFERED          SHARES          PERCENT(2)
----------------------------        --------------  ------------         ------------      ---------        ----------

Johanna B. & Britta B.
Quisumbing                             83,333            *                  83,333            Nil                 *

Meredith A. H. Raymond                 16,667            *                  16,667            Nil                 *

Shawn & Andrea Rowbotham              116,667  (31)      *                 116,667  (31)      Nil                 *

Feliciano M Sanchez                    12,500            *                  12,500            Nil                 *

Angela Sanchez                         12,500            *                  12,500            Nil                 *

Lon or LaRae Saxton                    16,666            *                  16,666            Nil                 *

Omer W. Schmidt                       100,000            *                 100,000            Nil                 *

Tim Schwartz                          160,000          1.24%               160,000            Nil                 *

Curtis and Amy Sessions               105,000            *                 105,000            Nil                 *

Jon Shute                              80,000            *                  80,000            Nil                 *

Ronald L. Spencer                     162,500          1.25%               162,500            Nil                 *

Alan D. Spencer                        62,500            *                  62,500            Nil                 *

Lorenzo M. Spencer                    125,000            *                 125,000            Nil                 *

Glen K. Stephenson                     25,000            *                  25,000            Nil                 *

Sylvia Surrett                         15,000            *                  15,000            Nil                 *

Matt Swan                              33,334            *                  33,334            Nil                 *

Michael Tempest
     High Desert Value LP             102,521  (32)      *                 102,521  (32)      Nil                 *

Matthew J. & Ann Thomas                50,000            *                  50,000            Nil                 *

Peter Vanderhooft                      29,292  (33)      *                  29,292  (33)      Nil                 *

Mandy Weider                           10,000            *                  10,000            Nil                 *

Darla Wenger                           33,000            *                  33,000            Nil                 *

                                                           18

                                                                                               BENEFICIAL OWNERSHIP
                                        BENEFICIAL OWNERSHIP                                  UPON COMPLETION OF THE
                                           BEFORE OFFERING                                         OFFERING(1)
                                    ----------------------------                           ---------------------------
                                                                          NUMBER OF
                                    NUMBER OF                            SHARES BEING      NUMBER OF
BENEFICIAL OWNER                    SHARES            PERCENT(2)           OFFERED          SHARES          PERCENT(2)
----------------------------        --------------  ------------         ------------      ---------        ----------

Richard L. Wenger                      31,284            *                  31,284            Nil                 *

Richard Wenger                         33,000            *                  33,000            Nil                 *

Richard A. Westin                      59,000  (34)      *                  59,000  (34)      Nil                 *

---------------------
* Represents less than one percent of the outstanding shares of common stock.

(1) Assuming the sale by each selling stockholder of all of the shares offered hereunder by such selling stockholder. There can be no assurance that any of the shares offered hereby will be sold.
(2) The percentages set forth above have been computed assuming the number of shares of common stock outstanding equals the sum of (a) 12,952,332, which is the number of shares of common stock actually outstanding on October 7, 2004, and (b) shares of common stock subject to options, convertible notes and similar securities exercisable to purchase common stock within 60 days of such date by the selling stockholder with respect to which such percentage is calculated.
(3) Shares held of record by First Regional Bank FBO John T. Alexander II Roth #002227.
(4) Includes 400,000 shares of common stock issuable by us upon the exercise of options held by the selling stockholder.
(5)      Shares held of record by APS Inc., FUB Custodian for Robert S. Bean
         IRA.
(6)      Shares held of record by Larry L. Bramhall & Lois T. Bramhall Living
         Trust.
(7) Shares held of record by Lincoln Trust Company, Custodian FBO Emory Christensen.
(8)      Shares held of record by Dayley Family Trust.
(9) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Kirk J. Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Also includes 1,200,000 shares held of record by Lori L. Fischer, our Controller and a director, 250,000 shares held of record by Quinn J. Fischer, 250,000 shares held of record by London C. Fischer and 250,000 shares held of record by Britton K. Fischer, each a dependent son of Kirk and Lori Fischer.
(10) Includes 1,200,000 shares held of record by Lori L. Fischer, our Controller and a director, 250,000 shares held of record by Quinn J. Fischer, 250,000 shares held of record by London C. Fischer and 250,000 shares held of record by Britton K. Fischer, each a dependent son of Kirk and Lori Fischer.
(11) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Kirk J. Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board.
(12) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Jim Fischer, our Vice President of Operations and a director. Also includes 75,000 shares held of record by Jim Fischer and 115,000 shares held of record by Ellen Fischer, Jim Fischer's wife.
(13) Includes 75,000 shares held of record by Jim Fischer and 115,000 shares held of record by Ellen Fischer, Jim Fischer's wife.
(14) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Jim Fischer, our Vice President of Operations and a director.
(15) Includes 1,100,000 shares of common stock issuable by us upon the exercise of options held by Rocky Fischer. Also includes 200,000 shares held of record by Rocky Fischer, 33,000 shares held of record by Janalen Fischer, the wife of Rocky Fischer, 33,000 shares held of record by Abigail Paige Fischer, a dependent daughter of Rocky and Janalen Fischer, and 33,000 shares held of record by Abby Nursery LLC, an entity over which Rocky and Janalen Fischer exercise voting and investment control.

(16) Includes 200,000 shares held of record by Rocky Fischer, 33,000 shares held of record by Janalen Fischer, the wife of Rocky Fischer, 33,000 shares held of record by Abigail Paige Fischer, a dependent daughter of Rocky and Janalen Fischer, and 33,000 shares held of record by Abby Nursery LLC, an entity over which Rocky and Janalen Fischer exercise voting and investment control.
(17) Includes 1,100,000 shares of common stock issuable by us upon the exercise of options held by Rocky Fischer.
(18)     Shares held of record by Flores Management Inc.
(19)     Shares held of record by Bradford Marketing Services.
(20) Includes 50,000 shares of common stock issuable by us upon the exercise of options held of record by Stanford and Barbara Goulding as Joint Tenants with Rights of Survivorship. Also includes 227,273 shares of common stock held of record by Stanford and Barbara Goulding as Joint Tenants with Rights of Survivorship.
(21) Includes 227,273 shares of common stock held of record by Stanford and Barbara Goulding as Joint Tenants with Rights of Survivorship.
(22) Includes 50,000 shares of common stock issuable by us upon the exercise of options held of record by Stanford and Barbara Goulding as Joint Tenants with Rights of Survivorship.
(23) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by KC Holmes, our Mergers & Acquisitions. Also includes 148,727 shares held of record by 5th Genki LLC, an entity over which Michelle Holmes exercises voting and investment control, 400,000 shares held of record by Alecia Monet Holmes, a dependent daughter of KC and Michelle Holmes, 400,000 shares held of record by Chance Jaxon Holmes, a dependent son of KC and Michelle Holmes, 400,000 shares held of record by Brooklyn Elaine Holmes, a dependent daughter of KC and Michelle Holmes and 400,000 shares held of record by Rian Michelle Holmes, a dependent daughter of KC and Michelle Holmes.
(24) Includes 148,727 shares held of record by 5th Genki LLC, an entity over which KC and Michelle Holmes exercise voting and investment control, 400,000 shares held of record by Alecia Monet Holmes, a dependent daughter of KC and Michelle Holmes, 400,000 shares held of record by Chance Jaxon Holmes, a dependent son of KC and Michelle Holmes, 400,000 shares held of record by Brooklyn Elaine Holmes, a dependent daughter of KC and Michelle Holmes and 400,000 shares held of record by Rian Michelle Holmes, a dependent daughter of KC and Michelle Holmes.
(25) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by KC Holmes, our Mergers & Acquisitions. Includes 168,597 shares of common stock issuable by us upon the exercise of warrants and options held by the selling stockholder.
(26) Includes 15,000 shares held of record by Robert Major, a dependent son of Roger and Barbara Major, 15,000 shares held of record by Brett Major, a dependent son of Roger and Barbara Major and 40,000 shares held of record by Ryan Major, a dependent son of Roger and Barbara Major.
(27) Includes 473,329 shares of common stock issuable by us upon the conversion of convertible notes held by First Capital Funding LC, an entity over which Joe Ollivier exercises voting and investment control, 56,668 shares held of record by A&J Investments, an entity over which Joe Ollivier exercises voting and investment control and 6,666 shares held by Aaron Ollivier, a dependent son of Joe Ollivier.
(28) Includes 473,329 shares of common stock issuable by us upon the conversion of convertible notes held by Monitor Finance LC, an entity over which Miles Pitcher exercises voting and investment control.
(29) Includes 41,008 shares of common stock issuable by us upon the conversion of convertible notes held by the selling stockholder.
(30) Includes 854,167 shares of common stock issuable by us upon the conversion of convertible notes held by the Robert G. Purcell Revocable Trust and the Juanita C. Purcell Revocable Trust as Tenants in Common.
(31) Includes 100,000 shares held of record by APS Inc., FUB Custodian for Shawn A. Rowbotham IRA.
(32) Includes 73,229 shares of common stock issuable by us upon the conversion of convertible notes held by High Desert Value LP, an entity over which Michael Tempest exercises voting and investment control, and 29,292 shares of common stock issuable by us upon the conversion of convertible notes held by Michael Tempest.
(33) Includes 29,292 shares of common stock issuable by us upon the conversion of convertible notes held by the selling stockholder.
(34)     Shares held of record by Richard Westin Consulting, Inc.

         We believe that the selling stockholders who are individuals have sole voting and investment power with respect to all shares shown as beneficially owned by them. We believe that voting and investment power with respect to shares shown as beneficially owned by selling stockholders who are entities resides with the individuals identified in the preceding table or the notes thereto. There can be no assurance that any of the shares offered pursuant to this prospectus will be sold.

RELATIONSHIPS WITH SELLING STOCKHOLDERS

         Certain of the selling stockholders are officers, directors or affiliates of our company. Kirk Fischer is the Chairman of the Board, Chief Executive Officer and Chief Financial Officer. Jim Fischer, our Vice President of Operations and a director, is the father of Kirk Fischer. Lori Fischer, our Controller and a director, is the wife of Kirk Fischer. Rocky Fischer has been a consultant for us and is the brother of Kirk Fischer (and son of Jim Fischer). KC Holmes is a significant stockholder and also an employee of our company.

                              PLAN OF DISTRIBUTION

METHODS OF DISTRIBUTION

         The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

         The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders may also sell shares by means of short sales to the extent permitted by United States securities laws. Short sales involve the sale by a selling shareholder, usually with a future delivery date, of shares of common stock that the seller does not own. Covered short sales are sales made in an amount not greater than the number of shares subject to the short seller's warrant, exchange right or other right to acquire shares of common stock. A selling shareholder may close out any covered short position by either exercising its warrants or exchange rights to acquire shares of common stock or purchasing shares in the open market. In determining the source of shares to close out the covered short position, a selling shareholder will likely consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which it may purchase shares of common stock pursuant to its warrants or exchange rights.

         Naked short sales are any sales in excess of the number of shares subject to the short seller's warrant, exchange right or other right to acquire shares of common stock. A selling shareholder must close out any naked position by purchasing shares. A naked short position is more likely to be created if a selling shareholder is concerned that there may be downward pressure on the price of the shares of common stock in the open market.

         The existence of a significant number of short sales generally causes the price of the shares of common stock to decline, in part because it indicates that a number of market participants are taking a position that will be profitable only if the price of the shares of common stock declines. Purchases to cover naked short sales may, however, increase the demand for the shares of common stock and have the effect of raising or maintaining the price of the shares of common stock.

         The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

         The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

         To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

DETERMINATION OF OFFERING PRICE

         The offering price of the shares of common stock offered by this prospectus is being determined by each of the selling stockholders on a transaction-by-transaction basis based upon factors that the selling stockholder considers appropriate. The offering prices determined by the selling stockholders may, or may not, relate to a current market price but should not, in any case, be considered an indication of the actual value of the common stock. We do not have any influence over the price at which any selling stockholders offer or sell the common stock offered by this prospectus.

PASSIVE MARKET MAKING

         We have advised the selling stockholders that while they are engaged in a distribution of the shares offered pursuant to this prospectus, they are required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes the selling stockholders, any affiliate purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is subject to the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. We do not intend to engage in any passive market making or stabilization transactions during the course of the distribution described in this prospectus. All of the foregoing may affect the marketability of the shares offered pursuant to this prospectus.

LIMITATIONS

         We have advised the selling stockholders that, to the extent necessary to comply with governing state securities laws, the offered securities should be offered and sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, we have advised the selling stockholders that the offered securities may not be offered or sold in any state unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available with respect to such offers or sales.

         Additionally, we have advised the selling stockholders that the registration statement of which this prospectus is a part may not be used in connection with share exchanges or business combination transactions.

GENERAL

         We are paying the expenses incurred in connection with preparing and filing this prospectus and the registration statement to which it relates, other than selling commissions.

         We have not retained any underwriter, broker or dealer to facilitate the offer or sale of the offered shares offered pursuant to this prospectus. We will pay no underwriting commissions or discounts in connection with this offering, and we will not receive any proceeds from the sale of the offered shares.

                                 USE OF PROCEEDS

         All proceeds from any sale of offered shares, less commissions and other customary fees and expenses, will be paid directly to the selling stockholders selling the offered shares. We will not receive any proceeds from the sale of any of the offered shares.

                                    DILUTION

         Our net tangible book value (tangible assets less total liabilities) at June 30, 2004 was $167,556 or approximately $0.013 per each of the 12,852,331 shares of common stock then outstanding. Accordingly, new investors who purchase shares may suffer an immediate dilution of the difference between the purchase price per share and approximately $0.013 per share.

         As of June 30, 2004, there were outstanding options to purchase up to 4,300,000 shares of our common stock as well as notes payable convertible into 1,202,084 shares of our common stock. The existence of those options and conversion rights may hinder future equity offerings by us, and the exercise of those options and conversion rights may have an adverse effect on the value of shares of our common stock. Furthermore, the holders of those options and conversion rights may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

OVERVIEW

         OUR BUSINESS AND STRATEGY. We were incorporated in August 2002 in order to acquire and operate various businesses with between $100,000 and $10 million in annual revenues. We did not have an industry focus at inception. Since entering the tree farm and nursery business in late September 2002, we have become familiar with tree nurseries and nurseries in general. We have found the tree farm and nursery business to be a high-margin business that can be run with a minimum number of employees and manageable liabilities. It is a very straightforward business with good economics and localized competition. As a result, during the last 24 months, we have continued to invest all available capital into improving our existing nursery operation and into planting additional plants to prepare for the future. We have determined to initially focus our acquisition and operating activities in the tree farm and nursery industry, with a current focus on the wholesale side of the industry. Unless otherwise specified or evident from the context, "we," "us," the "Company" and similar terms refer to Penge Corp. and its consolidated subsidiaries.

         We target a smaller revenue market in order to find individual owner/operators who, for one reason or another (retirement, employee headaches or personal cash flow), would like to sell their business and find a way to cash out on their years of hard work. The number of companies seeking to acquire and operate smaller businesses, particularly in our industry, are limited and, as a result, we expect to be able to negotiate favorable acquisition terms. In addition, businesses with revenue of $10 million or less are usually small enough to integrate easily without complex infrastructure or management issues that come with acquiring larger companies. We are creating management economies of scale in finance, operations, human resources and accounting, which we believe will allow us to create greater value from these acquired assets.

         We are building our business model to be the low-cost producer in the regions that we serve. We believe that by providing a high-quality product that is always the lowest price available, we will be able to steadily grow sales and market share in the regions that we service. We accomplish this with a constant, relentless focus on the cost structure of our business. In the 24 months that we have run Major Trees, Inc. ("Major Trees"), we have been able to reduce the direct cost of producing a tree on average by over 50%. This can give us a significant competitive advantage as we begin harvesting those trees.

         OUR ACQUISITIONS. To date, we have acquired two farms. In September 2002, we purchased Major Trees, a 272-acre tree farm near Tucson, Arizona. This farm was, we believe, an exceptional value that included inexpensive land, unlimited water rights, moderate growing climate, access to inexpensive labor, a relationship with a major retailer dating back 15 years and many of the necessary buildings, equipment, pivots and wells to substantially expand operations. In the past 24 months, we have been able to use these advantages to expand from 61,000 trees in inventory when we bought the farm to around 178,000 trees in inventory as of June 2004 at a much lower cost than we expected. With less than $750,000 in capital, we have planted trees that we expect to harvest over the next three years with an estimated wholesale value of approximately $4.7 million.

         In May 2004, we acquired a 17-acre tree farm near Houston, Texas (the "Sampres Farm"). The purchase of this farm is strategic to us in several ways. First, Texas is one of the largest nursery markets in the country, with over 20 million people in a localized selling area. Tree prices are high, and competition is not entrenched, giving us a great opportunity for growth in this region. Some of our best current customers, including 50% of our large retailer sales, currently come from this region, causing us to plan to further localize our sales and growing efforts in order to increase our margins and reduce our shipping expenses.

         Second, Texas growers have exceptional experience in many of the latest state-of-the-art pot-in-pot and drip irrigation systems that we plan to use on all of our tree operations as we continue to grow. The general manager whom we hired in connection with the acquisition of the Sampres Farm brings an in-depth knowledge of established and cutting-edge farming techniques regarding a variety of trees.

         We anticipate buying additional assets in the nursery industry again in 2005, with a focus on growing our core business lines and increasing our position in Texas.

         GENERAL OUTLOOK. We experienced a net loss of $(409,372) in the partial fiscal year ended June 30, 2003 ("Fiscal 2003") and a net loss of $(430,634) in the fiscal year ended June 30, 2004 ("Fiscal 2004"). Much of the net losses experienced in Fiscal 2003 and Fiscal 2004 is a result of expenses that we do not expect to recur with the same magnitude or regularity in the future. These include such expenses as, for the two fiscal years combined, $150,000 in non-cash expenses associated with options issued to non-employees. We expect such expenses to be reduced or eliminated in the fiscal year ended June 30, 2005 ("Fiscal 2005"). With the reduction or elimination of such expenses, a moderate increase in other expenses and a significant increase in revenue projected for Fiscal 2005, we expect a smaller net loss, and possibly net income, for Fiscal 2005.

         Our business plan does, however, contemplate engaging in acquisitions, financings and other transactions. If one or more of these transactions were to occur, our net loss may continue as a result of associated expenses.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Management is basing this discussion and analysis of our financial condition and results of operations on our consolidated financial statements. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our critical accounting policies and estimates, including those related to revenue recognition, valuation of accounts receivable, property, plant and equipment, long-lived assets, intangible assets and contingencies. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements. These judgments and estimates affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting periods. Changes to these judgments and estimates could adversely affect our future results of operations and cash flows.

         o Inventory Valuation. We record inventories at the lower of cost or the market value of such inventory. For inventory acquired as part of a business combination, cost is the estimated selling price, less the estimated costs associated with selling such inventory. Our average production cost for inventory is generally lower than the average wholesale price for our trees, so the cost of acquired inventory is typically greater than the cost of inventory grown from seed. A majority of the inventory that was sold in Fiscal 2003 and Fiscal 2004 was inventory acquired as part of our acquisition of Major Trees.

         o Cost of Goods Sold. As explained in "Inventory Valuation" above, we record inventories at the lower of cost or market value of such inventory, and our average production cost for inventory is generally lower than its market value. For inventories acquired in connection with our acquisition of a business, we record inventory at the estimated selling price, less the estimated costs of selling such inventory. Because a majority of the inventory that we sold in Fiscal 2003 and Fiscal 2004 was inventory acquired as part of our acquisition of Major Trees, the cost of goods sold for Fiscal 2003 and Fiscal 2004 is a greater percent of sales than we estimate for future years. In Fiscal 2005 and thereafter, we expect our per-unit cost of goods sold to decrease as we begin selling trees and other products that we have grown from seed.

         o Revenue Recognition. Our revenue comes primarily from the sale of agricultural products. We recognize revenue from the sale of agricultural products when rights and risk of ownership have passed to the customer, there is persuasive evidence of a sales arrangement, product has been shipped or delivered to the customer, the price and terms are finalized and collection of the resulting receivable is reasonably assured. We recognize revenue from business consulting services over the term of the underlying consulting agreement.

         o Property, Plant and Equipment. A significant portion of our assets consists of property and equipment, including real property, farm buildings and farming equipment. We record property and equipment at cost (and capitalize expenditures for major renewals and betterments that extend the useful life of property and equipment). The appraised value of real property and buildings in the regions in which our farms are located has increased steadily over the last decade; however, the market for agricultural property is thin, especially in areas remote from large cities. Our properties are remote from any large cities. As a result, there is no certainty that we would be able to sell any property or building at its book value, or at all. The absence of an active market for agricultural properties in the region may inhibit our ability to determine accurately the fair market value of our real property and building assets.

RESULTS OF OPERATIONS

YEAR ENDED JUNE 30, 2004 COMPARED WITH YEAR ENDED JUNE 30, 2003

         The following table reflects selected operational results for fiscal years ended June 30, 2004 and June 30, 2003:

                                                           YEARS ENDED
                                                            JUNE 30,
                                                            --------
                                                      2004             2003
                                                      ----             ----
         STATEMENT OF OPERATIONS DATA:
         REVENUE                                   $ 806,977       $ 669,721
         COST OF GOODS SOLD                          445,365         420,561
         GROSS PROFIT (LOSS)                         361,612         249,160
                                                   ----------      ----------
         EXPENSES
         General and Administrative                  656,337         576,478
         Unsuccessful Acquisitions                    10,000           5,000
                                                   ----------      ----------
         Operating expenses                          666,337         581,478
                                                   ----------      ----------
         INCOME (LOSS) FROM OPERATIONS              (304,725)       (332,318)
         OTHER INCOME (EXPENSE):
           Interest income (expense), net           (116,163)        (68,057)
           Loss on sale of available-for-sale
           securities                                (13,456)         (8,997)
                                                   ----------      ----------
         Other income (expense), net                (129,619)        (77,054)
                                                   ----------      ----------
         NET INCOME (LOSS)                         $(430,634)      $(353,090)
                                                   ----------      ----------

         Penge Corp. was organized on August 6, 2002 under the laws of the state of Nevada. Penge acquired Major Trees on September 27, 2002. Our results of operations reflect the operations of Major Trees from that date. On January 27, 2003, Penge organized Anglewood Advisors, Inc., an advisory firm, which was abandoned on October 2, 2003. Our results of operations reflect the operations of Anglewood Advisors during that time period. In May 2004, Penge acquired the assets of the Sampres Farm. Our results of operations for Fiscal 2004 reflect minimal revenue from the Sampres Farm.

         REVENUE. Our revenues are derived primarily from the sale of trees and other nursery products, but also include limited consulting fees. Revenues increased from $669,721 for Fiscal 2003 to $806,977 for Fiscal 2004, an increase of approximately 20%. This increase is primarily the result of our increasing the number of trees sold by Major Trees from approximately 22,100 trees in Fiscal 2003, generating approximately $655,000 in revenue, to approximately 28,600 in Fiscal 2004, generating approximately $758,000 in revenue. Most of the trees we grow can be sold within three years of being planted. During the last 24 months, we have significantly increased our tree inventory by planting or acquiring additional trees. In addition, we recently acquired the Sampres Farm. We expect annual revenue growth to accelerate in Fiscal 2005, primarily as a result of new revenue associated with the Sampres Farm, but in part because we expect to begin selling a small part of the additional inventory we planted at Major Trees.

         COST OF GOODS SOLD. Cost of goods sold includes all operational expenses associated with the operation of our two farms, including all farm-related salaries, planting, maintenance and harvesting costs, equipment and any depreciation related to the foregoing. Cost of goods sold increased from $420,561 for Fiscal 2003 to $445,365 for Fiscal 2004, an increase of approximately 6%. This increase is primarily the result of inventory costs associated with increased sales. Costs of goods sold as a percentage of revenue decreased, from approximately 63% in Fiscal 2003 to approximately 55% in Fiscal 2004. This decrease in costs of goods sold as a percentage of revenue is a result of the spreading of certain fixed (or relatively fixed) costs across increasing revenue.

         During Fiscal 2003 and Fiscal 2004, we primarily sold acquired inventory. In the coming year, we expect to decrease the percentage of acquired inventory we sell and, as a result, expect our cost of goods sold to decrease or remain flat in absolute terms, and to decrease significantly as a percentage of revenue.

         GENERAL AND ADMINISTRATIVE. General and administrative expense consists primarily of personnel expense associated with management, consulting fees, travel expenses, professional fees, general overhead and depreciation. General and administrative expense increased from $576,478 for Fiscal 2003 to $656,337 for Fiscal 2004, an increase of approximately 14%. This increase is a result of increases in salaries of our management and travel expenses. General and administrative expense as a percentage of revenue decreased slightly, from approximately 86% in Fiscal 2003 to approximately 81% in Fiscal 2004. This decrease in general and administrative expense as a percentage of revenue is a result of spreading increasing costs over more rapidly increasing revenue. A factor contributing to the relatively high general and administrative expense was the $120,000 we expensed in Fiscal 2003 and the $30,000 we expensed in Fiscal 2004 for equity-based compensation. We expect general and administrative expense to increase in Fiscal 2005 in absolute terms but decrease as a percentage of revenue, as we experience increased legal, accounting and other costs associated with becoming a public company, but also experience increasing revenue.

         LOSS ON UNSUCCESSFUL ACQUISITIONS. Losses on unsuccessful operations consist of non-refundable deposits or due-diligence expenses associated with acquisitions contemplated by us but abandoned after due diligence. As we continue to look for acquisition opportunities in Fiscal 2005, we may, but do not plan to, incur similar expenses.

         INTEREST EXPENSE. Interest expense consists primarily of interest paid on outstanding notes payable and amortization of deferred loan costs. Interest expense increased from $68,057 for Fiscal 2003 to $116,163 for Fiscal 2004, an increase of approximately 71%. This increase is a result of an increase in indebtedness primarily in order to fund our expansion of inventory and our acquisition costs. Interest expense also increased as a percentage of revenue, from approximately 10% in Fiscal 2003 to approximately 14% in Fiscal 2004. We expect interest expense to increase in Fiscal 2005 as a result of additional debt incurred in order to fund operations and harvesting in early Fiscal 2005, but expect our debt to grow slower than our revenue and, as a result, to decrease as a percentage of revenue.

         NET LOSS. Our net loss increased from $353,090, for Fiscal 2003 to $430,634 for Fiscal 2004. We believe that much of the net loss attributable to Fiscal 2003 and Fiscal 2004 is a result of expenses that we do not expect to recur with the same magnitude or regularity in the future. These include such expenses as, for the two fiscal years combined, $150,000 in non-cash expenses associated with options issued to non-employees. However, our net loss increased from Fiscal 2003 to Fiscal 2004 because certain expenses, such as personnel expenses, travel expenses and interest expense increased faster than our revenue increased. We expect equity-based compensation expenses and per-unit cost of goods sold to be reduced in Fiscal Year 2005. With the reduction of such expenses, a moderate increase in other expenses, and a more significant increase in revenue projected for Fiscal 2005, we expect a smaller net loss, and possibly net income, for Fiscal 2005. Our business plan does, however, contemplate engaging in acquisitions, financings and other transactions. If one or more of these transactions were to occur, our net loss may actually increase as a result of associated expenses.

LIQUIDITY AND CAPITAL RESOURCES

         The following table discloses aggregate information about our contractual obligations including long-term debt, operating and capital lease payments, office lease payments, contractual service agreements and the periods in which payments are due as of June 30, 2004:

                                                     LESS THAN
                                                       1 YEAR           2-3 YEARS        4-5 YEARS          AFTER
                                                     (7/1/04 TO        (7/1/05 TO        (7/1/07 TO        5 YEARS
     CONTRACTUAL OBLIGATIONS               TOTAL       6/30/05)          6/30/07)          6/30/09)      (AFTER 7/1/09)
------------------------------------   ------------  ----------        ----------        ----------      --------------
Operating leases                              --             --               --                --                  --
Capital leases                                --             --               --                --                  --
Office lease                                  --             --               --                --                  --
Contractual service agreements                --             --               --                --                  --
Notes payable                          1,432,646        821,022          335,940           275,684                  --
                                       ---------        -------          -------           -------              ------
Total contractual cash obligations     1,432,646        821,022          335,940           275,684                  --
                                       ---------        -------          -------           -------              ------

         The following table reflects selected balance sheet data as of June 30, 2004:

                                                       JUNE 30, 2004
                                                       -------------
         BALANCE SHEET DATA:
         Cash and cash equivalents............                $2,237
         Working capital (deficit)............             (272,551)
         Total assets.........................             1,986,866
         Retained deficit.....................             (783,724)
         Stockholders' equity.................               301,770

         At June 30, 2004, we had cash and cash equivalents of $2,237. Between June 30, 2004 and September 30, 2004, we raised an additional $300,000 through the issuance of convertible and non-convertible notes and options. Our revenues are seasonal, with most of our revenue being recognized in November and December of each year. The amount of cash or cash equivalents on hand, plus available short-term loans from management and inventory-based financing, is expected to be sufficient to fund our basic operations until our harvest (and revenue generating) season begins. After that date, we expect our revenue from operations to equal or exceed associated costs. We will, however, require additional financing to pay off past indebtedness, fund the planned expansion of inventory in Fiscal 2005 and pay expenses of, and any cash portion of the purchase price associated with, any future acquisitions.

         We expect to obtain such additional financing through the private placement of equity securities, derivative securities and convertible or non-convertible debt instruments. We do not have any specific commitments from third parties to provide such financing, and we caution that, particularly in light of the current instability in the equity markets, such financing may not be available on favorable terms, or at all.

         Our consolidated financial statements have been prepared on the assumption that our Company will continue as a going concern. Our independent public accountants have issued their report dated July 9, 2004 that includes an explanatory paragraph stating that our having only recently been formed, our lack of success in establishing profitable operations and the fact that our current liabilities exceed our current assets raise substantial doubt about our ability to continue as a going concern. Our product line is limited, and it has been necessary to rely upon financing from the sale of our equity securities to sustain operations in the past. Additional financing will be required if we are to continue as a going concern. If such additional funding cannot be obtained, we may be required to scale back or discontinue our operations. Even if such additional financing is available, there can be no assurance that it will be on terms favorable to us. In any event, such financing will result in immediate and possibly substantial dilution to existing shareholders.

                                  OUR BUSINESS

OVERVIEW

         Penge Corp. was incorporated in August 2002 as a Nevada corporation and maintains its principal offices at 11231 Winter Cottage Place, Las Vegas, Nevada 89135. Our telephone number is (702) 562-3176. We are a holding company that acquires other companies or parts of other companies in the tree production and nursery industry. The target companies are small to mid-size companies with $100,000 to $10 million in annual revenues in such industry. We acquire these companies using a combination of cash, bank loans, common stock and seller financing. Unless otherwise specified or evident from the context, "we," "us," the "Company" and similar terms refer to Penge Corp. and its consolidated subsidiaries.

         We target this smaller revenue market ($100,000 to $10 million of revenue) in order to find individual owner/operators who, for one reason or another (retirement, employee headaches or personal cash flow), would like to sell their business and find a way to cash out on their years of hard work. In addition, businesses with revenue of $10 million or less are usually small enough to easily integrate without complex infrastructure or management issues that come with acquiring larger companies. We are working to create management economies of scale in finance, operations, human resources, accounting, etc., which we believe will allow us to create greater value from these acquired assets.

         At the end of September 2002, we purchased Major Trees, Inc. ("Major Trees"), a 272-acre tree and shrub farm near Tucson, Arizona. In May of 2004, we acquired a 17-acre tree and shrub farm near Houston, Texas. We now have approximately 215,000 trees planted on the two farms. Most of the trees we grow can be sold within three years of being planted. During the last 24 months, we have significantly increased our tree inventory by planting or acquiring additional trees. When this additional inventory becomes available for sale in the fall of 2005, we anticipate substantial revenue growth from the sale of this additional inventory. The average selling price of the approximately 28,600 trees that were sold from the Major Trees farm last year was approximately $27 per tree.

         We generated approximately $655,000 in revenue from the sale of approximately 21,000 trees from Major Trees during the first year we owned the farm - fiscal year 2003. We generated approximately $758,000 in revenue in fiscal year 2004 from the sale of approximately 28,600 trees from Major Trees. We expect additional revenue growth in the coming twelve months resulting from the acquisition of the Sampres Farm.

         Since purchasing Major Trees in late September 2002, we have become very familiar with tree farms and nurseries in general. We have found the tree and nursery business to be a high margin business that can be run with a minimum number of employees and few liabilities and headaches. It is a very straightforward business with great economics and localized competition. As a result, during the last 24 months, we have continued to plow all available capital into improving the existing nursery operation and planting additional trees and shrubs on the Tucson farm, and purchasing an additional farm in Texas to prepare for the future.

         We have continued to look for additional acquisitions across a broad range of industries, but have been unable to find anything available at a reasonable price with economics better than those of the tree business. So after looking at dozens of businesses in varied industries and different parts of the country, we have decided to focus our efforts in the tree and shrub industry and to buy additional tree and shrub farms and assets in the foreseeable future.

Major Trees
-----------

         In September 2002, we purchased a tree and shrub farm in southern Arizona, 90 minutes southeast of Tucson, named Major Trees, Inc. Major Trees is a 25-year old tree and shrub farm on 272 acres that grows and sells trees and shrubs wholesale to retail outlets, such as Home Depot, and to retail nurseries and landscape companies primarily in Arizona, New Mexico, Texas, and Nevada.

         Major Trees sells a variety of trees and shrubs and is the largest supplier of Eldarica Pine trees in the Southwest United States, selling these pine trees as, among other things, living, potted Christmas trees. Major Trees sold approximately 22,100 trees in Fiscal 2003 and generated approximately $655,000 in revenue for Fiscal 2003. Major Trees sold approximately 28,600 trees in Fiscal 2004 and generated approximately $758,000 in revenue for Fiscal 2004.

Sampres Tree Farm
-----------------

         In May 2004, we acquired a 17-acre tree and shrub farm near Houston, Texas. The Sampres Farm grows a variety of landscape trees and shrubs, which we anticipate selling to retail nurseries and landscape companies in Arizona, New Mexico, Texas and Nevada. We anticipate selling between approximately 10,000 and 30,000 trees grown at the Sampres Farm each year.

INDUSTRY BACKGROUND

Nursery and Landscape
---------------------

         The market for landscape trees and shrubs is large and very diverse. Major customer groups include retail nurseries, major retail outlets and landscape companies. Due to the significant transportation and shipping costs as well as varying local growing conditions and landscaping needs, the markets for landscape trees and shrubs are very localized and highly specific to particular geographic and climatological regions with the majority of landscape trees grown in particular areas also ultimately being sold and planted in the same geographic area. However, due to the existence of such a wide variety of growers, growers are subject to significant price pressures.

Living Christmas Trees
----------------------

         The market for Christmas trees is very large and diverse. According to the National Christmas Tree Association, Christmas trees are displayed in between 80 and 90 million homes in the United States each year. Of that number, roughly 30 to 35 million are real Christmas trees, with the remainder being artificial.

         We compete in a very small niche of the larger Christmas tree market - potted, living trees. In the American Southwest, unlike other regions of our country, it is warm enough in the winter that consumers can buy living, rather than cut trees, keep them indoors during the Christmas season and then plant them out of doors later that season. Our Eldarica Pine trees are uniquely suitable for sale as a potted, living tree in the Southwest because they are robust enough to withstand Christmas-season abuse, need little water and are able to withstand replanting in a warm, dry environment. Of our trees sold to Home Depot and similar retailers, we believe that many are sold and used as potted, living Christmas trees and then planted as landscaping trees.

TARGET MARKETS

Nurseries and Landscape Companies
---------------------------------

         In Fiscal 2004, we generated approximately 19% of our tree and shrub revenues through sales to retail nurseries and landscaping companies in Arizona, New Mexico, Nevada and Texas. We have significantly increased our planting of landscape trees in order to grow our sales in the retail nursery and landscape markets and anticipate such sales to increase in the future as a percentage of our total sales. Our purchase of the Sampres Farm in Texas added only landscape trees and should significantly increase our percentage of trees sold to the landscape market.

Major Retail Market
-------------------

         In Fiscal 2004, we generated approximately 80% of our tree and shrub revenues through sales of Eldarica Pine trees to Home Depot and other tree retailers, which are often then re-sold as potted, living Christmas trees. We anticipate these sales of Eldarica Pine trees decreasing as a percentage of our total sales in the future as we increase our planting and sales of landscape trees and shrubs.

OUR PRODUCTS

         Our farms grow dozens of trees and shrubs native to the Southwest region. These trees are primarily desert trees and shrubs that thrive in the dry and arid regions common throughout the southwestern United States and are those varieties most commonly sold by nurseries and utilized by landscape companies in that area. The primary tree grown by Major Trees is the Eldarica Pine. The Eldarica Pine is from the Middle East and Russia and is a desert tree with growth of 1-6 feet a year depending on climate, water, and fertilizer. The tree is highly disease resistant and hardy in warm climates.

         The Eldarica Pine has been sold in the United States for decades and is a proven commodity in both hardiness and marketability to the Christmas, landscape and nursery markets in the southern United States and the region from Texas to California in particular. The Eldarica Pine represented approximately 97% of our Fiscal 2004 tree and shrub sales. We anticipate this decreasing as a percentage of our total sales in the future as we increase our production and sales of trees and shrubs to the retail nursery and landscape markets.

         We grow our trees from seed to harvest in 1-gallon to 100-gallon plastic pots. The Eldarica Pine trees are sold at an average age of 3 years old, with heights ranging from 3 feet to 11 feet, with the best selling trees being 6-7 feet tall.

SALES AND MARKETING

         In Fiscal 2004, we generated approximately 80% of our tree and shrub revenues through sales to Home Depot Centers located in Arizona, Nevada, New Mexico, and Texas, which trees are often re-sold as potted, living Christmas trees. The majority of these trees are sold during late autumn and early winter. In Fiscal 2004, we generated approximately 19% of our tree and shrub revenue through sales to nurseries and landscaping companies in Arizona, Nevada, New Mexico, and Texas.

         We plan to increase our production of trees through additional acquisitions of farms such as the Sampres Farm and by planting additional landscape trees on our current properties so as to be able to increase our sales to landscape and nursery customers in order to generate additional revenues during the spring and summer months. In the long run, we anticipate most of our revenue growth to come from such sales.

COMPETITION

         The market for landscape, living Christmas and nursery trees is very large and diverse, and therefore, a grower must possess some form of sustainable competitive advantage in order to be successful. This could take the form of geographic proximity to a large number of purchasers, cultivation of a unique species or variety of trees or access to affordable labor, natural resources or capital. The large number of growers also results in highly competitive pricing and pressures on profitability. In order to be competitive in this market, we must effectively anticipate and respond to market demands and developments.

         Our primary competitive advantage is price. We believe that we are able to produce and sell Eldarica Pine and other trees and shrubs at a price that is lower than most of our competitors. We also believe that the size of our Eldarica Pine operation, which is the largest in the Southwest, gives us a competitive advantage with larger retailers because of our perceived ability to meet their growing demand more easily than smaller growers. With respect to variety of species, geographic location, access to labor and other factors, we do not have a significant advantage or disadvantage overall, and may be perceived as having a competitive advantage or disadvantage, depending upon which competitor we are being compared with.

SUBSIDIARY

         Penge owns 100% of the outstanding shares of common stock of Major Trees, Inc., an Arizona corporation.

INTELLECTUAL PROPERTY

         We do not presently regard our intellectual property as critical to our success. If we acquire any proprietary intellectual property rights that we believe would benefit from patent, copyright, trademark or trade secret protection, we intend to take appropriate steps in order to protect those rights. This would likely include the filing of applications for appropriate state and federal registrations of our intellectual property rights and requiring any employees involved with the intellectual property to sign confidentiality and invention agreements.

EMPLOYEES

         In addition to our four full-time management team members, we currently have a full-time foreman, two additional full-time employees and between ten and fifteen seasonal employees at each of our two farms. None of our employees is represented by a collective bargaining organization, and we consider our relationship with all our employees to be satisfactory. We plan to hire additional management and operational expertise as cash flow and business execution dictate.

PROPERTY

         We own a 272-acre tree and shrub farm that is located at 14660 South Highway 191 in Elfrida, Arizona, which is an approximately 90 minute drive from Tucson, Arizona. The tree and shrub farm is flat, desert landscape and is surrounded by other agricultural land. Water for the farm is drawn from deep wells.

         We also own a 17-acre tree and shrub farm that is located at 19461 Mt. Pleasant Road in Montgomery, Texas, which is an approximately 30 minute drive from Houston, Texas. The tree and shrub farm is sloped and is surrounded by rolling hills. The farm is surrounded by national forest, other agricultural land and residential development. It is very wet and watered by both rainwater and wells.

RESEARCH AND DEVELOPMENT

         We have not incurred any research and development expenses in the past and do not anticipate incurring any such expenses in the foreseeable future. All research and development seeds, seedlings and trees have generated revenues in excess of the expense of cultivating them, thus resulting in no research and development net cost.

LEGAL PROCEEDINGS

         We are not engaged in any legal proceedings, nor are we aware of any pending or threatened legal proceedings that, singly or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our executive officers and directors are as follows:

         NAME                   AGE        POSITION
         ----                   ---        --------
         Kirk Fischer           37         Chief Executive Officer, Chief
                                           Financial Officer and Chairman of
                                           the Board
         Jim Fischer            55         Vice President of Operations and
                                           Director
         Lori Fischer           35         Controller and Director

         KIRK FISCHER, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER AND CHAIRMAN OF THE BOARD. Mr. Fischer has served as Chief Executive Officer and Chairman of the Board of Penge since it was founded in August 2002 and as Chief Financial Officer since September 2004. Mr. Fischer's background covers a variety of different businesses, serving primarily in senior management positions. Between 1999 and 2000, Mr. Fischer started and served as chairman and chief executive officer of Microcap Financial Services, a company specializing in investor relations, corporate strategy and consulting services for newer public companies, and Microcap Financial Group, a finance and investment company. From 1996 to 1999, Mr. Fischer served as chief executive officer of a fast-food holding company called FFG, Inc. with six locations, $2 million in retail sales and over 100 employees. Mr. Fischer has also served in management positions at Hart Scientific, Inc., as its assistant controller, and at its subsidiary CSC, as its controller. Mr. Fischer earned a bachelor's degree in accounting from Brigham Young University. Mr. Fischer is the husband of Lori Fischer, our Controller and a director, and the son of Jim Fischer, our Vice President of Operations and a director.

         JIM FISCHER, VICE PRESIDENT OF OPERATIONS AND DIRECTOR. Mr. Fischer has served as Vice President of Operations and a director of Penge since it was founded in August 2002. Mr. Fischer has over 30 years' experience working with Cenex-affiliated farm cooperatives and businesses. Starting as general manager of the Wendell Grange Supply operation in 1978, Mr. Fischer grew the business from one location to five locations with over $20 million in revenue and over 100 employees. Following his departure from Cenex, from 1996 to 1999, Mr. Fischer served as president of a fast-food holding company called FFG, Inc. with six locations, $2 million in retail sales and over 100 employees. Mr. Fischer is the father of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, and father-in-law of Lori Fischer, our Controller and a director.

         LORI FISCHER, CONTROLLER AND DIRECTOR. Ms. Fischer has served as Controller of Penge since it was founded in August 2002 and as a director of Penge since September 2004. Between 1999 and 2000, Ms. Fischer served as controller of Microcap Financial Services, a company specializing in investor relations, corporate strategy and consulting services for newer public companies, and Microcap Financial Group, a finance and investment company. From 1996 to 1999, Ms. Fischer served as controller of a fast-food holding company called FFG, Inc. with six locations, $2 million in retail sales and over 100 employees. Ms. Fischer earned a bachelor's degree in accounting from Brigham Young University. Ms. Fischer is the wife of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, and the daughter-in-law of Jim Fischer, our Vice President of Operations and a director.

BOARD COMMITTEES

         Our entire Board of Directors presently serves as our audit committee. None of the members of the audit committee satisfy the independence requirements applicable to audit committees of listed companies. In addition, the Board of Directors has determined that the audit committee does not have a member qualifying as an audit committee financial expert, as defined in Item 401(h) of Regulation S-B. To save limited capital over the last several years, we have chosen not to expand the size of our Board of Directors or offer cash compensation to our directors. The absence of cash compensation makes recruiting persons who are not otherwise interested in our company more difficult. For these reasons, we do not have on our Board of Directors a person who would qualify as an audit committee financial expert.

         We do not presently have a standing nominating committee or compensation committee, and we do not have a nominating committee charter or a compensation committee charter.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the aggregate compensation earned during the fiscal years ended June 30, 2004 and June 30, 2003 by each person who served as our Chief Executive Officer during the fiscal years ended June 30, 2004 and June 30, 2003 and each other executive officer if that person received aggregate compensation in excess of $100,000 during the fiscal years ended June 30, 2004 or June 30, 2003 or is expected to receive aggregate compensation in excess of $100,000 during fiscal year 2005 (the "named executive officers").

                                                                                       LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION                          AWARDS               PAYOUTS
                                           ------------------------------     -------------------------    ----------
                                                                  OTHER                     SECURITIES
                                                                  ANNUAL      RESTRICTED    UNDERLYING                  ALL OTHER
                                                                  COMPEN-     STOCK         OPTIONS/       LTIP         COMPEN-
NAME AND                                   SALARY      BONUS      SATION      AWARD(S)      SARS           PAYOUTS      SATION
PRINCIPAL POSITION             YEAR        ($)         ($)        ($)         ($)           (#)            ($)          ($)
------------------------------------------------------------------------------------------------------------------------------------
Kirk Fischer,                  6/30/04     60,000      -          -           -             -              -            -
Chief Executive Officer        6/30/03     5,500       -          -           -             -              -            -

Lori Fischer,                  6/30/04     106,075     -          -           -             1,000,000      -            -
Controller                     6/30/03     72,000      -          -           -             -              -            -

KC Holmes,                     6/30/04     112,250     -          -           -             -              -            -
Mergers & Acquisitions         6/30/03     28,850      -          -           -             1,000,000      -            -


         OPTION/SAR GRANTS IN LAST FISCAL YEAR. No options to purchase common stock were granted to the named executive officers during the fiscal year ended June 30, 2004. We have never granted any stock appreciation rights. None of the named executive officers exercised any options during the fiscal year ended June 30, 2004.

         AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES. The following table sets forth the information concerning the options to purchase capital stock of the named executive officers exercised during the fiscal year ended June 30, 2004, and the value of unexercised options held by the named executive officers as of June 30, 2004.

                                                                            NUMBER OF
                                                                            SECURITIES                  VALUE OF
                                                                            UNDERLYING                 UNEXERCISED
                                                                           UNEXERCISED                IN-THE-MONEY
                                                                         OPTIONS/SARS AT             OPTIONS/SARS AT
                              SHARES ACQUIRED                             JUNE 30, 2004               JUNE 30, 2004
                                ON EXERCISE                                EXERCISABLE/               EXERCISABLE/
            NAME                 (NUMBER)      VALUE REALIZED ($)         UNEXERCISABLE             UNEXERCISABLE (1)
----------------------------------------------------------------------------------------------------------------------
Kirk Fischer, Chief                  -                  -                  1,000,000/0                 $190,000/$0
Executive Officer

Lori Fischer, Controller             -                  -                       -                           -

KC Holmes, Mergers &
Acquisitions                         -                  -                  1,000,000/0                 $190,000/$0

---------
(1) The price of a share of common stock issuable upon the exercise of an option to purchase a share of common stock was assumed to be $0.30, the most recent price at which shares of common stock were sold in private placements by Penge. The value of the unexercised in-the-money options was then calculated as the difference between that market price and the exercise price of the options, which is $0.11.

         COMPENSATION OF DIRECTORS. Directors are reimbursed for the expenses they actually incur in attending board meetings. Directors are not paid a fee for their service or attendance at board meetings. In fiscal year 2004 we granted no options to directors. Directors, whether or not employees, are permitted to participate in our stock incentive plan.

         EXECUTIVE EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS. All employees are employed pursuant to "at will" employment offer letters, governed according to the terms of our employee manual. Employee stock option agreements are governed by the terms of our stock incentive plan. No officers, directors or other key employees are entitled to receive any compensation or other consideration as a result of a change of control or termination of employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth information, as of October 7, 2004 and as of the closing of the offering, assuming all shares are sold, regarding the ownership of our common stock by each person who beneficially owns of record more than 5% of our outstanding common stock, by each person serving as a director or executive officer and by all of our directors, director nominees and executive officers as a group. Except as otherwise indicated in the footnotes to this table, all shares will be owned directly, and the persons named in the table will have sole voting and investment power with respect to shares shown as being beneficially owned by them.

                                       PRIOR TO OFFERING                         FOLLOWING OFFERING
                                     AS OF OCTOBER 7, 2004                      AS OF OCTOBER 7, 2004
                             --------------------------------------   ----------------------------------------
                                                     PERCENTAGE                                 PERCENTAGE
                               OWNERSHIP OF     OWNERSHIP OF COMMON      OWNERSHIP OF      OWNERSHIP OF COMMON
     NAME AND ADDRESS        COMMON STOCK(1)          STOCK(2)        COMMON STOCK(1) (3)      STOCK(2) (3)
------------------------     ---------------    -------------------   -------------------  -------------------
  EXECUTIVE OFFICERS AND
       DIRECTORS(4)

Kirk Fischer and
Lori Fischer                   4,000,000(5)            28.67%            1,000,000(6)             7.17%

Jim Fischer                    1,190,000(7)            8.53%             1,000,000(8)             7.17%

All Executive Officers
and Directors as a Group
(3 Persons)                     5,190,000              34.71%              2,000,000              13.38%

5% STOCKHOLDERS
(WHO ARE NOT EXECUTIVE
OFFICERS OR DIRECTORS)

Rocky Fischer                  1,399,000(9)            9.96%             1,100,000(10)            7.83%

KC Holmes                     2,748,727(11)            19.70%            1,000,000(12)            7.17%

Roger Major (13)                1,020,000              7.88%                  Nil                   -

Robert G. and Juanita
Purcell(14)                      854,167               6.19%                  Nil                   -

---------------

(1) Ownership numbers include shares of our common stock subject to options and warrants that are exercisable within 60 days of October 7, 2004.
(2) The percentages set forth above have been computed assuming the number of shares of common stock outstanding equals the sum of (a) 12,952,332, which is the number of shares of common stock actually outstanding on October 7, 2004, and (b) shares of common stock subject to options, convertible notes and similar securities exercisable to purchase common stock within 60 days of such date by the selling stockholder with respect to which such percentage is calculated.
(3) Assuming the sale by each officer, director or 5% stockholder that is a selling stockholder of all of the shares offered hereunder by such person. There can be no assurance that any of the shares offered hereby will be sold.
(4) Unless otherwise specified, the address of each stockholder is 11231 Winter Cottage Place, Las Vegas, NV 89135.
(5) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Kirk J. Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Also includes 1,200,000 shares held of record by Lori L. Fischer, our Controller and a director, 250,000 shares held of record by Quinn J. Fischer, 250,000 shares held of record by London C. Fischer and 250,000 shares held of record by Britton K. Fischer, each a dependent son of Kirk and Lori Fischer.
(6) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Kirk J. Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board.
(7) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by Jim Fischer, our Vice President of Operations and a director. Also includes 75,000 shares held of record by Jim Fischer and 115,000 shares held of record by Ellen Fischer, Jim Fischer's wife.
(8) Includes 1,000,000 shares of our common stock issuable upon exercise of options held by Jim Fischer, our Vice President of Operations and a director.

(9) Includes 1,100,000 shares of common stock issuable upon exercise of options held by Rocky Fischer. Also includes 200,000 shares of common stock held of record by Rocky Fisher, 33,000 shares held of record by Janalen Fischer, the wife of Rocky Fischer, 33,000 shares held of record by Abigail Paige Fischer, a dependent daughter of Rocky and Janalen Fischer, and 33,000 shares held of record by Abby Nursery LLC, an entity over which Rocky and Janalen Fischer exercise voting and investment control. Rocky Fischer's address is 1400 Graham, STE B401, Tomball, TX 77375.
(10) Includes 1,100,000 shares of common stock issuable upon exercise of options held by Rocky Fischer.
(11) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by KC Holmes, our Mergers & Acquisitions. Also includes 148,727 shares held of record by 5th Genki LLC, an entity over which KC and Michelle Holmes exercise voting and investment control, 400,000 shares held of record by Alecia Monet Holmes, a dependent daughter of KC and Michelle Holmes, 400,000 shares held of record by Chance Jaxon Holmes, a dependent son of KC and Michelle Holmes, 400,000 shares held of record by Brooklyn Elaine Holmes, a dependent daughter of KC and Michelle Holmes and 400,000 shares held of record by Rian Michelle Holmes, a dependent daughter of KC and Michelle Holmes.
(12) Includes 1,000,000 shares of common stock issuable by us upon the exercise of options held by KC Holmes, our Mergers & Acquisitions.
(13)     Roger Major's address is 806 W. Knox, Cochise, AZ 85606.
(14) Includes convertible notes convertible into 854,167 shares of our common stock within 60 days of October 7, 2004. The address of Robert
         G. and Juanita C. Purcell is P.O. Box 100, 301 N. Hall St., Potosi, MO 63664.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following discusses certain transactions between us and our officers, directors, beneficial holders of 5% or more of our common stock and certain others that may be deemed to be affiliates.

         In connection with our founding, we issued the following number of shares of our common stock to the following persons that may be deemed to be affiliates, among others, in August 2002 in exchange for contributions associated with the formation of the Company:

            NAME OF PERSON                    NUMBER OF SHARES OF COMMON STOCK
----------------------------------------    -----------------------------------
Kirk Fischer                                                         1,500,000
Jim Fischer                                                            250,000
KC Holmes                                                              500,000
Rocky Fischer                                                          250,000
Lorien Investments, LLC (Lori Fischer)                               2,000,000
5th Genki, LLC (KC Holmes)                                           2,500,000

         In June 2003, we purchased property and equipment with a value of $15,130 from KC Holmes, Mergers & Acquisitions, for $15,130.

         During fiscal year 2003, Rocky Fischer, the brother of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, provided consulting services valued at $14,500 to Penge, which amount we paid in July 2003.

         We issued 100,000 shares of common stock to Rocky Fischer, the brother of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, for $10,000 cash in October 2002.

         In September 2003, we granted options to purchase 100,000 shares of our common stock to Rocky Fischer, the brother of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, for consulting services.

         In November 2002, we granted options to purchase the following number of shares of our common stock to the following persons that may be deemed to be affiliates, among others, under our 2002 Stock Incentive Plan:

                                            NUMBER OF OPTIONS TO PURCHASE SHARES
            NAME OF PERSON                             OF COMMON STOCK
----------------------------------------    ------------------------------------
Kirk Fischer                                                          1,000,000
Jim Fischer                                                           1,000,000
KC Holmes                                                             1,000,000
Rocky Fischer                                                         1,000,000

         During fiscal years 2003 and 2004 respectively, we paid Rocky Fischer, the brother of Kirk Fischer, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board, $24,020 and $25,875 for consulting services.

         During fiscal years 2003 and 2004, we provided the compensation described in the section entitled "Executive Compensation" to Kirk Fischer, Chief Executive Officer, Chief Financial Officer and a director; Lori Fischer, Controller and a director; and KC Holmes, Mergers & Acquisitions. In addition, in fiscal years 2003 and 2004 respectively, we paid salary of $29,500 and $77,000 to Jim Fischer, Vice President of Operations and a director.

                        DESCRIPTION OF OUR CAPITAL STOCK

         Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value and 10,000,000 shares of preferred stock, $.001 par value. As of October 7, 2004, there were 12,952,332 shares of our common stock outstanding, held of record by and beneficially owned by approximately 110 stockholders. As of October 7, 2004, there were no shares of preferred stock issued or outstanding.

OUR COMMON STOCK

         Holders of our common stock are entitled to receive any dividends properly declared by our board. Holders of our common stock are entitled to one vote per share on all matters on which the holders of our common stock are entitled to vote. Holders of our common stock do not have any cumulative voting, preemptive, conversion, redemption or sinking fund rights. If we are liquidated, dissolved or wound up, holders of our common stock are entitled to share equally and ratably in our remaining assets after the payment of all our liabilities and the liquidation preference of any outstanding class or series of our preferred stock. The outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of our common stock are subject to any series of our preferred stock that we may issue it the future, as described below.

OUR PREFERRED STOCK

         Our board of directors has the authority to issue preferred stock in one or more series and to fix the number, designation, power, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of any series of preferred stock, including, without limitation, the following, without any further vote or action by our stockholders:

         o the distinctive designation of, and the number of shares of preferred stock that shall constitute the series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the board of directors;
         o the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of our stock, or on any series of preferred stock or of any other class or classes of our stock, and whether such dividends shall be cumulative or non-cumulative;
         o the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of our stock, or of any series of preferred stock or of any other class or classes of our stock, and the terms and conditions of such conversion of exchange;
         o whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the common stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;
         o the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the company;
         o the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and
         o the voting power, if any, of the holders of shares of the series that may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the stockholders and the right to vote, as a series by itself or together with other series of preferred stock as a class, upon such matters, under such circumstances and upon such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of preferred stock or together with all series of preferred stock as a class, to elect one or more of our directors in the event there shall have been a default in the payment of dividends on any one or more series of preferred stock or under such other circumstances and upon such condition as the board of directors may determine.

         The issuance of preferred stock by our board of directors could adversely affect the rights of holders of our common stock. The potential issuance of our preferred stock may:

         o have the effect of delaying or preventing a change in control of the company;
         o discourage bids for our common stock at a premium over the market price of our common stock; and
         o adversely affect the market price of, and the voting, dividend, liquidation and other rights of the holders of our common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

ABSENCE OF MARKET FOR COMMON STOCK

         Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no market for our common stock. We are taking steps to enable our common stock to be quoted on the OTC Bulletin Board but can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.

COMMON STOCK OUTSTANDING AND AVAILABLE FOR FUTURE SALE

         Future sales of substantial amounts of common stock in the public market or the prospect of such sales could adversely affect market prices for our common stock (to the extent that any such market develops).

         As of September 30, 2004, there were 12,952,332 shares of our common stock outstanding held by approximately 110 holders of record. In addition, there were 4,500,000 shares of common stock authorized for issuance upon exercise of outstanding options granted pursuant to our stock option plan, 3,500,000 shares of common stock reserved for the future grant of stock options under that plan, 50,000 shares of our common stock issuable upon the exercise of outstanding options, 1,202,084 (as of June 30, 2004) shares of common stock issuable upon the conversion of convertible notes payable and no shares of common stock subject to outstanding warrants to purchase common stock.

         All outstanding shares of our common stock are "restricted securities," as defined in Rule 144 promulgated under the Securities Act, and may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration, including an exemption under Rule 144. The resale of all such shares has been registered under the registration statement of which this prospectus is a part and, subject to compliance with state securities laws and the prospectus delivery requirements under the Securities Act, may be sold pursuant to this prospectus at any time the registration statement is effective.

         In general under Rule 144, a person, including an "affiliate" of our company, who has beneficially owned restricted shares for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of common stock (approximately 129,523 shares of common stock as of the date hereof) or the average weekly trading volume of the common stock during the four calendar weeks preceding the sale. Sales under Rule 144 are subject to manner-of-sale restrictions, notice requirements and the availability of current public information about us. Rule 144(k) provides that a person who is not an "affiliate" of the issuer at any time during the three months preceding a sale and who has beneficially owned shares for at least two years is entitled to sell those shares at any time without compliance with the public information, volume limitation, manner of sale and notice provisions of Rule 144.

DIVIDENDS

         We have never declared or paid cash dividends on our shares of common stock. We currently intend to retain future earnings for use in our business and, therefore, do not anticipate paying any dividends on our shares of common stock in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         Set forth below is certain information about the number of shares of our common stock subject to options, warrants and other rights granted, or that may be granted, under our compensation plans as of June 30, 2004. The equity compensation plan that has been approved by security holders is the 2002 Stock Incentive Plan. We have no equity compensation plans that have not been approved by security holders.

                                   EQUITY COMPENSATION PLAN INFORMATION

                                                                                     Number of securities
                                                                                   remaining available for
                             Number of securities to   Weighted-average exercise   future issuance under
                             be issued upon exercise    price of outstanding      equity compensation plans
                             of outstanding options,    options, warrants and      (excluding securities
       Plan category           warrants and rights              rights             reflected in column (a))
-------------------------------------------------------------------------------------------------------------
                                       (a)                        (b)                        (c)
Equity compensation plans
approved by security
holders                             4,300,000                    $0.11                    3,700,000
-------------------------------------------------------------------------------------------------------------
Equity compensation plans
not approved by security
holders                                None                       None                       None
-------------------------------------------------------------------------------------------------------------
Total                               4,300,000                    $0.11                    3,700,000
-------------------------------------------------------------------------------------------------------------

                                  LEGAL MATTERS

         The validity of the securities offered pursuant to this prospectus is being passed upon for us by Stoel Rives LLP.

                                     EXPERTS

         Our financial statements included in this prospectus as of June 30, 2004 and 2003 and for each of the two years then ended have been audited by Pritchett, Siler & Hardy, P.C., independent certified public accountants, as stated in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

                  INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS

         Our articles of incorporation provide that we shall indemnify and advance expenses to our directors, officers, employees, fiduciaries or agents and to any person who is or was serving at our request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Nevada law.

         Our bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of our company, by reason of the fact that he or she is or was a director, officer, employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         With respect to derivative actions, our bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of our company. We may not indemnify any such person for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to our company or for amounts paid in settlement to our company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Any indemnification under the provisions described above, unless ordered by a court, may be made by our company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         o        By the stockholders;

         o By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

         o If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         o If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         Our bylaws further provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by our company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to shares of common stock offered pursuant to this prospectus. This prospectus omits some information contained in the registration statement and its exhibits, as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should review the registration statement and its exhibits, which may be inspected, without charge, at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549. Copies of all or any portion of the registration statement may be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information about registrants that file electronically with the SEC, including the registration statement. The address of the SEC's World Wide Web site is http://www.sec.gov.

         Statements in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, in each instance, reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference.

                          INDEX TO FINANCIAL STATEMENTS



                                                                           PAGE
                                                                           ----

Report of Independent Registered Public Accounting Firm                     F-1

Consolidated Balance Sheets, June 30, 2004 and 2003                         F-2

Consolidated Statements of Operations, for the year
          ended June 30, 2004 and for the period from
          inception on August 6, 2002 through June 30, 2003                 F-4

Consolidated Statements of Comprehensive Income (Loss), for the
          year ended June 30, 2004 and for the period from
          inception on August 6, 2002 through
          June 30, 2003                                                     F-5

Consolidated Statement of Stockholders' Equity, from
          inception on August 6, 2002 through June 30, 2004                 F-6

Consolidated Statements of Cash Flows, for the year
      ended June 30, 2004 and for the period from
      inception on August 6, 2002 through June 30, 2003                     F-9

Notes to Consolidated Financial Statements                                 F-11

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
PENGE CORP. AND SUBSIDIARY
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Penge Corp. and Subsidiary as of June 30, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 2004 and for the period from inception on August 6, 2002 through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Penge Corp. and Subsidiary as of June 30, 2004 and 2003 and the consolidated results of their operations and their cash flows for the year ended June 30, 2004 and for the period from inception on August 6, 2002 through June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company was only recently formed and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
July 9, 2004, except for Note 18,
as to which the date is October 21, 2004


                                     PENGE CORP. AND SUBSIDIARY

                                     CONSOLIDATED BALANCE SHEETS

                                               ASSETS

                                                                      June 30,
                                                             --------------------------
                                                                2004            2003
                                                             ----------      ----------
CURRENT ASSETS:
     Cash                                                    $    2,237      $       --
     Available-for-sale securities                                   --           9,964
     Accounts receivable, net of allowance for doubtful
       accounts of $169 and $169, respectively                   13,793          16,957
     Inventories                                                792,566         355,430
     Prepaid expenses                                             2,322          14,244
     Deferred tax asset                                              18           1,234
                                                             ----------      ----------
               Total Current Assets                             810,936         397,829
                                                             ----------      ----------

PROPERTY AND EQUIPMENT, net                                   1,041,214         635,164
                                                             ----------      ----------

OTHER ASSETS:
     Definite-life intangible assets, net                        36,616          48,178
     Deferred loan costs                                         18,171           4,025
     Refundable deposits                                            520              --
     Goodwill                                                    79,409              --
                                                             ----------      ----------
               Total Other Assets                               134,716          52,203
                                                             ----------      ----------

                                                             $1,986,866      $1,085,196
                                                             ==========      ==========



                                             [CONTINUED]


                                     PENGE CORP. AND SUBSIDIARY

                                     CONSOLIDATED BALANCE SHEETS

                                             [CONTINUED]

                                LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                            June 30,
                                                                  ------------------------------
                                                                      2004              2003
                                                                  ------------      ------------
CURRENT LIABILITIES:
     Bank overdraft                                               $        --       $     1,894
     Current portion of convertible notes payable                     291,019                --
     Current portion of notes payable                                 530,003           238,735
     Accounts payable                                                 177,440           121,332
     Related party advances                                            10,234            16,244
     Accrued payroll and payroll taxes                                 50,134             1,298
     Sales taxes payable                                                   27                --
     Warranty reserve                                                      31               300
     Accrued interest                                                  24,599            10,923
                                                                  ------------      ------------
               Total Current Liabilities                            1,083,487           390,726
                                                                  ------------      ------------
LONG-TERM DEBT:
     Convertible notes payable, net of discounts of
       $10,033 and $0, respectively, less current portion              44,967                --
     Notes payable, less current portion                              556,624           436,628
     Deferred tax liability                                                18             3,802
                                                                  ------------      ------------
               Total Long-Term Debt                                   601,609           440,430
                                                                  ------------      ------------
               Total Liabilities                                    1,685,096           831,156
                                                                  ------------      ------------
STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value, 10,000,000 shares
       authorized, no shares issued and outstanding                        --                --
     Common stock, $.001 par value, 50,000,000 shares
       authorized, 12,852,331 and 11,615,000 shares
       issued and outstanding, respectively                            12,852            11,615
     Additional paid-in capital                                     1,122,642           750,179
     Unrealized gain (loss) on available-for-sale securities               --            (4,664)
     Retained earnings (deficit)                                     (783,724)         (353,090)
                                                                  ------------      ------------
                                                                      351,770           404,040
     Less stock subscription receivable                               (50,000)         (150,000)
                                                                  ------------      ------------
               Total Stockholders' Equity                             301,770           254,040
                                                                  ------------      ------------
                                                                  $ 1,986,866       $ 1,085,196
                                                                  ============      ============

                        The accompanying notes are an integral part of these
                                 consolidated financial statements.

                           PENGE CORP. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       From Inception
                                                        For the         on August 6,
                                                      Year Ended        2002 Through
                                                     June 30, 2004      June 30, 2003
                                                     -------------      -------------
REVENUES:
     Farm crop sales                                    $ 777,559          $ 659,721
     Consulting revenues                                   29,418             10,000
                                                        ----------         ----------
               Total Revenues                             806,977            669,721

COST OF GOODS SOLD                                        445,365            420,561
                                                        ----------         ----------
GROSS PROFIT                                              361,612            249,160
                                                        ----------         ----------

EXPENSES:
     General and administrative                           656,337            576,478
     Loss on unsuccessful acquisitions                     10,000              5,000
                                                        ----------         ----------
               Total Expenses                             666,337            581,478
                                                        ----------         ----------

LOSS FROM OPERATIONS                                     (304,725)          (332,318)
                                                        ----------         ----------

OTHER INCOME (EXPENSE):
     Interest expense                                    (116,163)           (68,057)
     Loss on sale of available-for-sale securities        (13,456)            (8,997)
                                                        ----------         ----------
               Total Other Income (Expense)              (129,619)           (77,054)
                                                        ----------         ----------

LOSS BEFORE INCOME TAXES                                 (434,344)          (409,372)

CURRENT TAX EXPENSE (BENEFIT)                                  --                 --

DEFERRED TAX EXPENSE (BENEFIT)                             (3,710)           (56,282)
                                                        ----------         ----------
NET LOSS                                                $(430,634)         $(353,090)
                                                        ----------         ----------
LOSS PER COMMON SHARE                                   $    (.04)         $    (.04)
                                                        ----------         ----------

              The accompanying notes are an integral part of these
                       consolidated financial statements.


                                     PENGE CORP. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)


                                                                               From Inception
                                                               For the          on August 6,
                                                             Year Ended         2002 Through
                                                            June 30, 2004       June 30, 2003
                                                            -------------       -------------
NET LOSS                                                       $(430,634)          $(353,090)

OTHER COMPREHENSIVE INCOME (LOSS):
     Gain (loss) on available-for-sale securities arising
       during the period (net of income taxes (benefit)
       of $1,142 and $(1,142), respectively)                      (8,792)            (13,661)
     Plus reclassification adjustment for (gains)
       losses included in net income                              13,456               8,997
                                                               ----------          ----------

COMPREHENSIVE INCOME (LOSS)                                    $(425,970)          $(357,754)
                                                               ----------          ----------

                        The accompanying notes are an integral part of these
                                 consolidated financial statements.

                                                    PENGE CORP. AND SUBSIDIARY

                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                           FROM THE DATE OF INCEPTION ON AUGUST 6, 2002

                                                       THROUGH JUNE 30, 2004

                                                                                     Unrealized
                                                                                   Gain (Loss) on
                              Preferred Stock         Common Stock        Additional  Available-    Retained
                            -------------------   ---------------------     Paid-in    for-Sale     Earnings    Subscription
                             Shares     Amount      Shares      Amount      Capital   Securities    (Deficit)    Receivable
                            --------  ---------   ----------  ---------  -----------  ------------ -----------  ------------
BALANCE, August 6, 2002            -  $       -            -  $       -  $         -  $         -  $         -  $         -

Issuance of 7,340,000 shares
  of common stock for cash of
  $294, or $.00004 per share,
  August 2002                      -          -    7,340,000      7,340       (7,046)           -            -            -

Issuance of 1,570,000 shares of
  common stock for cash of
  $157,000, or $.10 per share,
  September and October 2002       -          -    1,570,000      1,570      155,430            -            -            -

Issuance of 150,000 shares of
  common stock for services
  valued at $15,000, or $.10
  per share, September 2002        -          -      150,000        150       14,850            -            -            -

Issuance of 450,000 shares of
  common stock for subscription
  receivable of $45,000, or
  $.10 per share, October 2002     -          -      450,000        450       44,550            -            -      (45,000)

Issuance of 125,000 shares of
  common stock for available-
  for- sale securities valued
  at $12,500, or $.10 per
  share, October 2002              -          -      125,000        125       12,375            -            -            -

Grant of options to purchase
  1,200,000 shares of common
  stock for consulting services
  rendered valued at $120,000,
  November 2002                    -          -            -          -      120,000            -            -            -

Issuance of 20,000 shares of
  common stock for services valued
  at $4,000, or $.20 per share,
  January 2003                     -          -       20,000         20        3,980            -            -            -

Issuance of 800,000 shares of
  common stock to pay debt of
  $160,000, or $.20 per share,
  January 2003                     -          -      800,000        800      159,200            -            -            -

Issuance of 200,000 shares of
  common stock to pay rent of
  $40,000, or $.20 per share,
  January 2003                     -          -      200,000        200       39,800            -            -            -


                                                            [CONTINUED]

                                                               F-6

                                                    PENGE CORP. AND SUBSIDIARY

                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                           FROM THE DATE OF INCEPTION ON AUGUST 6, 2002

                                                       THROUGH JUNE 30, 2004

                                                            [CONTINUED]

                                                                                     Unrealized
                                                                                   Gain (Loss) on
                              Preferred Stock         Common Stock        Additional  Available-    Retained
                            -------------------   ---------------------     Paid-in    for-Sale     Earnings    Subscription
                             Shares     Amount      Shares      Amount      Capital   Securities    (Deficit)    Receivable
                            --------  ---------   ----------  ---------  -----------  ------------ -----------  ------------

Issuance of 500,000 shares of
  common stock for cash of
  $100,000, or $.20 per
  share, less offering costs
  of $7,000, March through
  June 2003                        -          -      500,000        500       92,500            -            -            -

Issuance of 40,000 shares of
  common stock for cash of
  $10,000, or $.25 per share,
  June 2003                        -          -       40,000         40        9,960            -            -            -

Issuance of 420,000 shares of
  common stock for subscription
  receivable of $105,000, or
  $.25 per share, June 2003        -          -      420,000        420      104,580            -            -     (105,000)

Gain (loss) on available-for-
  sale securities arising
  during the period                -            -          -            -            -      (13,661)           -         -

Net loss for the period ended
  June 30, 2003                    -          -            -          -            -        8,997     (353,090)           -
                            --------  ---------   ----------  ---------  -----------  ------------ ------------ ------------
BALANCE, June 30, 2003             -          -   11,615,000     11,615      750,179       (4,664)    (353,090)    (150,000)

Issuance of 220,000 shares of
  common stock for cash of
  $55,000, or $.25 per share,
  July  through September 2003     -          -      220,000        220       54,780            -            -            -

Collected stock subscription
  receivable, July 2003            -          -            -          -            -            -            -      150,000

Issuance of 450,664 shares of
  common stock for cash of
  $135,200, or $.30 per share,
  less offering costs of
  $27,500, August 2003
  through June 2004                -          -      450,664        451      107,249            -            -            -

Grant of options to purchase
  100,000 shares of common
  stock for consulting services
  rendered valued at $30,000,
  September 2003                   -          -            -          -       30,000            -            -            -

Convertible note payable
  proceeds of $9,000 allocated
  to beneficial conversion
  feature, March 2004              -          -            -          -        9,000            -            -            -


                                                                            [CONTINUED]

                                                               F-7

                                                  PENGE CORP. AND SUBSIDIARY

                                        CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                        FROM THE DATE OF INCEPTION ON AUGUST 6, 2002

                                                       THROUGH JUNE 30, 2004

                                                            [CONTINUED]


                                                                                     Unrealized
                                                                                   Gain (Loss) on
                              Preferred Stock         Common Stock        Additional  Available-    Retained
                            -------------------   ---------------------     Paid-in    for-Sale     Earnings    Subscription
                             Shares     Amount      Shares      Amount      Capital   Securities    (Deficit)    Receivable
                            --------  ---------   ----------  ---------  -----------  ------------ -----------  ------------

Issuance of 400,000 shares of
  common stock as part of an
  asset acquisition valued at
  $120,000, or $.30 per share,
  May 2004                         -          -      400,000        400      119,600            -            -            -

Issuance of 166,667 shares of
  common stock for subscription
  receivable of $50,000, or
  $.30 per share, June 2004        -          -      166,667        166       49,834            -            -      (50,000)

Convertible note payable
  proceeds of $2,000 allocated
  to beneficial conversion
  feature, June 2004               -          -            -          -        2,000            -            -            -

Gain (loss) on available-
  for-sale securities arising
  during the period                -          -            -          -            -       (8,792)           -            -

Net loss for the year ended
  June 30, 2004                    -          -            -          -            -       13,456     (430,634)           -
                            --------  ---------   ----------  ---------  -----------  ------------ ------------ ------------
BALANCE, June 30, 2004             -  $       -   12,852,331  $  12,852  $ 1,122,642  $         -  $  (783,724) $   (50,000)
                            --------  ---------   ----------  ---------  -----------  ------------ ------------ ------------

                                        The accompanying notes are an integral part of this
                                                 consolidated financial statement.


                                     PENGE CORP. AND SUBSIDIARY

                                CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              From Inception
                                                                 For the       on August 6,
                                                               Year Ended      2002 Through
                                                              June 30, 2004    June 30, 2003
                                                              -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                     $ (430,634)     $ (353,090)
   Adjustments to reconcile net loss to net cash used by
     operating activities:
     Amortization of deferred loan costs                            25,288          19,295
     Amortization of discounts on convertible notes payable            967              --
     Bad debt expense                                                  100           6,636
     Depreciation and amortization                                 112,124          84,711
     Loss on sale of available-for-sale securities                  13,456           8,997
     Non-cash expenses                                              30,000         179,000
     Changes in assets and liabilities:
       (Increase) in accounts receivable                           (26,354)        (23,593)
       (Increase) in inventories                                  (304,085)       (113,624)
       Decrease in prepaid expenses                                 11,922          35,756
       (Increase) decrease in deferred tax asset                        74             (92)
       (Increase) in refundable deposits                              (520)             --
       Increase in accounts payable                                 56,108         121,332
       Increase in accrued payroll and payroll taxes                48,836           1,298
       Increase in sales taxes payable                                  27              --
       Increase (decrease) in warranty reserve                        (269)            300
       Increase in accrued interest                                 13,676          10,923
       (Decrease) in deferred tax liability                         (3,784)        (56,190)
                                                                -----------     -----------
               Net Cash (Used) by Operating Activities            (453,068)        (78,341)
                                                                -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Payments to purchase available-for-sale securities               (2,456)        (73,303)
   Proceeds from sale of available-for-sale securities              34,188          61,036
   Payments to purchase property and equipment                     (48,921)        (42,438)
   Acquisitions, net of cash acquired                             (150,151)       (157,429)
                                                                -----------     -----------
               Net Cash (Used) by Investing Activities            (167,340)       (212,134)
                                                                -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from bank overdraft                                         --           1,894
   Payments on bank overdraft                                       (1,894)             --
   Related party advances                                          240,799          99,176
   Payments on related party advances                             (246,809)        (82,932)
   Payments of loan costs                                          (39,434)        (23,320)
   Proceeds from convertible notes payable                         344,000              --
   Payments on convertible notes payable                            (8,981)             --
   Proceeds from notes payable                                     526,468         224,520
   Payments on notes payable                                      (515,204)       (189,157)
   Proceeds allocated to beneficial conversion feature of
     convertible notes payable                                      11,000              --
   Proceeds from issuance of common stock                          340,200         267,294
   Payment of stock offering costs                                 (27,500)         (7,000)
                                                                -----------     -----------
               Net Cash Provided by Financing Activities           622,645         290,475
                                                                -----------     -----------
NET INCREASE (DECREASE) IN CASH                                      2,237              --
CASH AT BEGINNING OF PERIOD                                             --              --
                                                                -----------     -----------
CASH AT END OF PERIOD                                           $    2,237      $       --
                                                                -----------     -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for:
     Interest                                                   $   76,232      $   37,839
     Income taxes                                               $       --      $       --


                                             [CONTINUED]

                           PENGE CORP. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   [CONTINUED]

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   For the year ended June 30, 2004:
     In September 2003, the Company granted options to purchase 100,000 shares of common stock for consulting services rendered valued at $30,000.

     In March 2004, the Company issued $45,000 of convertible notes payable and recorded a discount of $9,000 for the beneficial conversion feature of the convertible notes payable. Through June 30, 2004, the Company has amortized $900 of the discounts on these convertible notes payable.

     In April 2004, the Company received marketable securities as collection of accounts receivable totaling $29,418.

     In May 2004, the Company issued 400,000 shares of common stock valued at $120,000, issued a $400,000 note payable and paid $150,151 in cash to acquire certain assets from Sampres Tree Farm LLC. Through the acquisition, the Company acquired inventory of $133,051, property and equipment of $457,691 and goodwill of $79,409.

     In June 2004, the Company issued 166,667 shares of common stock for a subscription receivable of $50,000.

     In June 2004, the Company issued a $10,000 convertible note payable and recorded a discount of $2,000 for the beneficial conversion feature of the convertible note payable. Through June 30, 2004, the Company has amortized $67 of the discount on this convertible note payable.

     For the period from inception on August 6, 2002 through June 30, 2003:
     In September 2002, the Company issued $800,000 of notes payable and paid $157,429 in cash to acquire Major Trees, Inc. and certain assets from M7 Farms. Through the acquisition, the Company assumed a deferred tax liability of $59,992 and the Company acquired inventory of $241,806, prepaid expense of $50,000, property and equipment of $667,801 and definite-life intangible assets of $57,814.

     In September 2002, the Company issued 150,000 shares of common stock for consulting services rendered valued at $15,000.

     In October 2002, the Company issued 450,000 shares of common stock for a subscription receivable of $45,000. The Company collected all of this subscription receivable in July 2003.

     In October 2002, the Company issued 125,000 shares of common stock for available-for-sale securities valued at $12,500.

     In November 2002, the Company granted options to purchase 1,200,000 shares of common stock for consulting services rendered valued at $120,000.

     In January 2003, the Company issued 20,000 shares of common stock for consulting services rendered valued at $4,000.

     In January 2003, the Company issued 800,000 shares of common stock to pay debt of $160,000.

     In January 2003, the Company issued 200,000 shares of common stock to pay rent of $40,000.

     In June 2003, the Company issued 420,000 shares of common stock for a subscription receivable of $105,000. The Company collected all of this subscription receivable in July 2003.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION - Penge Corp. ("Parent") was organized under the laws of the State of Nevada on August 6, 2002.

     Major Trees, Inc. ("MT Subsidiary") was organized under the laws of the State of Arizona on December 29, 1993. On September 27, 2002, Parent acquired MT Subsidiary and certain assets of M7 Farms pursuant to a Purchase Agreement signed August 14, 2002. Parent issued $800,000 of notes payable and paid $157,429 in cash to acquire certain assets from M7 Farms and 100% of the outstanding shares of MT Subsidiary's common stock wherein MT Subsidiary became a wholly-owned subsidiary of Parent [SEE NOTE 2]. The acquisition of MT Subsidiary has been accounted for as a purchase of MT Subsidiary. The financial statements reflect the operations of MT Subsidiary from September 27, 2002.

     Anglewood Advisors, Inc. ("AA Subsidiary") was organized under the laws of the State of Nevada on January 27, 2003 as a wholly-owned subsidiary of Parent. On October 2, 2003, the Company's Board of Directors determined to abandon AA Subsidiary. AA Subsidiary has been dissolved by the State of Nevada. The financial statements reflect the operations of AA Subsidiary from January 27, 2003 through October 2, 2003.

     Parent and MT Subsidiary ("the Company") grows trees and other agricultural products. Also, the Company has occasionally provided business consulting services. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     CONSOLIDATION - The consolidated financial statements include the accounts of Parent and Parent's wholly-owned MT Subsidiary. The consolidated financial statements also include the accounts of Parent's formerly wholly-owned AA Subsidiary for the period from January 27, 2003 through October 2, 2003. All significant intercompany transactions have been eliminated in consolidation.

     FISCAL YEAR - The Company's fiscal year-end is June 30th.

     AGRICULTURAL PRODUCTION - The Company accounts for their agricultural activities in accordance with Statement of Position 85-3, "Accounting by Agricultural Producers and Agricultural Cooperatives". All direct and indirect costs of growing crops are either accumulated as inventory or expensed as cost of goods sold. Permanent land development costs are capitalized and not depreciated. Limited-life land development costs and the development costs to bring long-life and intermediate-life plants into production are capitalized and depreciated using the double declining balance method over the estimated useful lives of the assets.

     CASH AND CASH EQUIVALENTS - The Company considers all highly-liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     INVESTMENTS - The Company's investments which are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value with changes in fair value being included in earnings. Investments for which the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and are recorded at amortized cost. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale. Available-for-sale securities are recorded at fair value with changes in fair value being excluded from earnings and recorded net of tax as a separate component of equity in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The cost of a security is determined using the average cost method.

     ACCOUNTS RECEIVABLE - The Company records accounts receivable at the lower of cost or fair value. The Company recognizes interest income on an account receivable based on the stated interest rate for past-due accounts over the period that the account is past due. The Company accumulates and defers fees and costs associated with establishing a receivable to be amortized over the estimated life of the related receivable. The Company estimates allowances for doubtful accounts based on the aged receivable balances and historical losses. The Company records interest income on delinquent accounts receivable only when payment is received. The Company first applies payments received on delinquent accounts receivable to eliminate the outstanding principal. The Company charges off uncollectible accounts receivable when management estimates no possibility of collecting the related receivable. The Company considers accounts receivable to be past due or delinquent based on contractual terms.

     INVENTORIES - Inventories are stated at the lower of cost or market using the retail method [SEE NOTE 5].

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the double declining balance method over the estimated useful lives of the assets. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company periodically reviews their property and equipment for impairment.

     INTANGIBLE ASSETS - The Company accounts for their intangible assets in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 establishes three classifications for intangible assets including definite-life intangible assets, indefinite-life intangible assets and goodwill and requires different accounting treatment and disclosures for each classification. In accordance with SFAS No. 142, the Company periodically reviews their intangible assets for impairment. No impairment was recorded during the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003.

     ACQUISITION COSTS - Costs related to proposed acquisitions are deferred and will be included in the acquisition price upon completion of the related acquisition. In the event an acquisition is unsuccessful, the costs related to the acquisition are written off to expense.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     STOCK OFFERING COSTS - Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering. In the event a stock offering is unsuccessful, the costs related to the offering are written off to expense.

     PRODUCT WARRANTY - The Company warrants their agricultural products against damage that may occur prior to delivery to the customer. At June 30, 2004 and 2003, the Company has established a reserve for future warranty expense of $31 and $300, respectively.

     REVENUE RECOGNITION - The Company's revenue comes primarily from the sale of agricultural products. The Company recognizes revenue from the sale of agricultural products when rights and risk of ownership have passed to the customer, there is persuasive evidence of a sales arrangement, product has been shipped or delivered to the customer, the price and terms are finalized and collection of the resulting receivable is reasonably assured. The Company also generates revenue from business consulting services. The Company recognizes revenue from business consulting services over the term of the underlying consulting agreement.

     STOCK-BASED COMPENSATION - The Company has one stock-based employee compensation plan [SEE NOTE 11]. The Company accounts for their plan under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. The following table illustrates the effect on net income and loss per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", to the Company's stock-based employee compensation.

                                                                  From Inception
                                                    For the        on August 6,
                                                  Year Ended       2002 Through
                                                 June 30, 2004     June 30, 2003
                                                 -------------     -------------
     Net loss, as reported                         $ (430,634)       $ (353,090)
     Add: Stock-based employee compensation
       expense included in reported net income             --                --
     Deduct: Total stock-based employee
       compensation expense determined under
       fair value based method                             --          (300,000)
                                                   -----------       -----------
     Pro forma net loss                            $ (430,634)       $ (653,090)
                                                   -----------       -----------

     Loss per common share, as reported            $     (.04)       $     (.04)
     Loss per common share, pro forma              $     (.04)       $     (.07)

     INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" [SEE NOTE 13].

     LOSS PER SHARE - The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented, in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [SEE NOTE 14].

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

     RECENTLY ENACTED ACCOUNTING STANDARDS - Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", and SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", were recently issued. SFAS No. 149 and 150 have no current applicability to the Company or their effect on the financial statements would not have been significant.

     RESTATEMENT - The financial statements have been restated for all periods presented to reflect Parent's amended articles of incorporation which were filed with the State of Nevada in October 2004 [SEE NOTES 11 AND 18].

NOTE 2 - ACQUISITION OF MT SUBSIDIARY AND CERTAIN ASSETS OF M7 FARMS

     On September 27, 2002, Parent acquired MT Subsidiary and certain assets of M7 Farms pursuant to a Purchase Agreement signed August 14, 2002. Parent issued $800,000 of notes payable and paid $157,429 in cash to acquire certain assets from M7 Farms and 100% of the outstanding shares of MT Subsidiary's common stock wherein MT Subsidiary became a wholly-owned subsidiary of Parent. The Company has accounted for the acquisition as a purchase of MT Subsidiary. The financial statements reflect the operations of MT Subsidiary from September 27, 2002.

     The following is the unaudited condensed balance sheet of MT Subsidiary including the assets acquired from M7 Farms at September 27, 2002, the date the acquisition closed.

                                                September 27,
                                                    2002
                                                ------------
     Assets:
          Inventory                             $   241,806
          Prepaid expense                            50,000
          Property and equipment                    667,801
          Definite-life intangible assets            57,814
                                                ------------
                                                $ 1,017,421
                                                ------------
     Liabilities and Stockholders' Equity:
          Due to Parent                         $   957,429
          Deferred tax liability                     59,992
          Common stock                                1,000
          Additional paid-in capital                 (1,000)
                                                ------------
                                                $ 1,017,421
                                                ------------

     The acquired definite-life intangible assets, which are two 5-year non-compete agreements with the former owners of MT Subsidiary and the M7 Farms assets [SEE NOTE 7], are being amortized over 5 years with no residual value.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - ACQUISITION OF CERTAIN ASSETS OF SAMPRES TREE FARM LLC

     On May 26, 2004, Parent acquired certain assets of Sampres Tree Farm LLC pursuant to an Asset Purchase Agreement signed May 20, 2004. Parent issued 400,000 shares of common stock, issued a $400,000 note payable and paid $150,151 in cash to acquire the assets from Sampres Tree Farm LLC. The Company has accounted for the acquisition as an asset purchase. The Company recorded goodwill of $79,409 as a result of the acquisition.

     The following shows how the acquisition purchase price was allocated to the assets acquired from Sampres Tree Farm LLC at May 26, 2004, the date the acquisition closed.

                                                                       May 26,
                                                                        2004
                                                                      --------
     Inventory                                                        $133,051
     Property and equipment                                            457,691
     Goodwill                                                           79,409
                                                                      --------
                                                                      $670,151
                                                                      --------

NOTE 4 - AVAILABLE-FOR-SALE SECURITIES

     The amortized cost, net of unrealized gains and losses, and estimated fair value of available-for-sale securities by major security type are as follows at:

                                                               June 30,
                                                       -------------------------
                                                          2004           2003
                                                       ----------     ----------
         Publicly-traded corporations:
              Amortized cost                           $      --      $  15,770
              Unrealized gains                                --             --
              Unrealized losses                               --         (5,806)
                                                       ----------     ----------
              Estimated Fair Value                     $      --      $   9,964
                                                       ----------     ----------
NOTE 5 - INVENTORIES
     Inventories consist of the following at:
                                                              June 30,
                                                       -------------------------
                                                          2004           2003
                                                       ----------     ----------
         Raw materials                                 $ 177,390      $  57,219
         Growing crops                                   615,176        298,211
                                                       ----------     ----------
         Total Inventories                             $ 792,566      $ 355,430
                                                       ----------     ----------

     The Company has estimated that no allowance for slow moving or obsolete inventory was necessary at June 30, 2004 and 2003. The Company's inventories are collateral for certain notes payable [SEE NOTE 10].

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at:

                                                             June 30,
                                                  ------------------------------
                                                      2004              2003
                                                  ------------      ------------
     Office furniture and equipment               $    36,797       $    22,652
     Farm equipment                                   327,500           154,532
     Buildings                                        506,349           311,047
     Land                                             346,205           222,008
                                                  ------------      ------------
                                                    1,216,851           710,239

     Less accumulated depreciation                   (175,637)          (75,075)
                                                  ------------      ------------
     Net Property and Equipment                   $ 1,041,214       $   635,164
                                                  ------------      ------------

                                                     Estimated
                                                  Useful Lives of
                                                  Assets (Years)
                                                  ---------------
     Office furniture and equipment                  3 - 10
     Farm equipment                                  2 - 10
     Buildings                                       20 - 30
     Land                                        Not applicable

For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, the Company had depreciation of $16,635 and $3,393, respectively, which was expensed as general and administrative expense. For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, the Company had depreciation of $83,927 and $71,682, respectively, which was included in the costs of producing inventory. The Company's property and equipment are collateral for certain notes payable [SEE
NOTE 10].


NOTE 7 - DEFINITE-LIFE INTANGIBLE ASSETS

     Definite-life intangible assets consist of the following at:

                                                                June 30,
                                                        ------------------------
                                                          2004           2003
                                                        ---------      ---------
     5-year non-compete agreement with
       Steven Sutherland                                $ 28,907       $ 28,907
     5-year non-compete agreement with
       Roger and Barbara Major                            28,907         28,907
                                                        ---------      ---------
                                                          57,814         57,814
     Less accumulated amortization                       (21,198)        (9,636)
                                                        ---------      ---------
     Net Definite-Life Intangible Assets                $ 36,616       $ 48,178
                                                        ---------      ---------

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - DEFINITE-LIFE INTANGIBLE ASSETS [CONTINUED]

     The Company's definite-life intangible assets are being amortized over 5 years with no residual value. Amortization expense for the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003 was $11,562 and $9,636, respectively. The Company estimates that their amortization expense will be approximately as follows for the twelve-month periods ended:
                                                                    Amortization
                            June 30,                                   Expense
                          -----------                               -----------
                              2005                                  $    11,563
                              2006                                       11,563
                              2007                                       11,563
                              2008                                        1,927
                              2009                                            -
                                                                    -----------

                                                                    $    36,616
                                                                    -----------


NOTE 8 - GOODWILL

The following is a summary of the transactions affecting the Company's goodwill.

                                                                From Inception
                                                   For the       on August 6,
                                                 Year Ended      2002 Through
                                                June 30, 2004    June 30, 2003
                                                -------------    -------------
Goodwill at beginning of period                   $      --        $      --

Goodwill from the acquisition of assets from
  Sampres Tree Farm LLC                              79,409               --
                                                  ----------       ----------
Goodwill at end of period                         $  79,409        $      --
                                                  ----------       ----------


     The Company has tested their goodwill for impairment using market prices for the Company's common stock in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets". At June 30, 2004 and 2003, the Company's goodwill was not impaired.


NOTE 9 - CONVERTIBLE NOTES PAYABLE

     The Company has sold convertible notes payable totaling $355,000 and recorded discounts totaling $11,000 due to the beneficial conversion feature of the notes. The discounts are being amortized over the term of the respective notes. For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company amortized $967 and $0 of the discounts on notes payable as interest expense.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - CONVERTIBLE NOTES PAYABLE [CONTINUED]

     The Company has paid a total of $1,655 in loan fees and costs in order to establish these convertible notes payable. These costs have been deferred and are being amortized over the term of the respective notes. For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company amortized $551 and $0 of the deferred loan costs as interest expense.


     The Company has the following convertible notes payable at:

                                                                                        June 30,
                                                                              ----------------------------
                                                                                 2004             2003
                                                                              ------------    ------------
     $300,000 10% unsecured note payable maturing
     in March 2005, convertible with accrued interest
     into common stock at $.30 per share                                      $   291,019     $        -

     $10,000 10% unsecured note payable maturing in
     September 2006, convertible with accrued interest
     into common stock at $.25 per share during the first
     6 months, at $.35 per share during the second 6
     months and at $.50 per share thereafter, net of
     discounts of $1,800 and $0, respectively                                      8,200               -

     $10,000 10% unsecured note payable maturing in
     September 2006, convertible with accrued interest
     into common stock at $.25 per share during the first
     6 months, at $.35 per share during the second 6
     months and at $.50 per share thereafter, net of
     discounts of $1,800 and $0, respectively                                      8,200               -

     $25,000 10% unsecured note payable maturing in
     September 2006, convertible with accrued interest
     into common stock at $.25 per share during the first
     6 months, at $.35 per share during the second 6
     months and at $.50 per share thereafter, net of
     discounts of $4,500 and $0, respectively                                      20,500              -

     $10,000 10% unsecured note payable maturing in
     December 2006, convertible with accrued interest
     into common stock at $.25 per share during the first
     6 months, at $.35 per share during the second 6
     months and at $.50 per share thereafter, net of
     discounts of $1,933 and $0, respectively                                       8,067              -
                                                                              ------------    ------------
                                                                                  335,986              -

         Less current portion                                                    (291,019)             -
                                                                              ------------    ------------
                                                                              $    44,967     $        -
                                                                              ------------    ------------

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - CONVERTIBLE NOTES PAYABLE [CONTINUED]

     The convertible notes payable mature as follows for the twelve-month periods ended:

                          June 30,                               Principal Due
                        -----------                              --------------
                            2005                                 $      291,019
                            2006                                              -
                            2007                                         55,000
                            2008                                              -
                            2009                                              -
                                                                 --------------
                                                                 $      346,019
                                                                 --------------

     For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, interest expense on the convertible notes payable amounted to $10,114 and $0.


NOTE 10 - NOTES PAYABLE

The Company has the following notes payable at:

                                                                              June 30,
                                                                   ------------------------------
                                                                       2004              2003
                                                                   ------------      ------------
     $600,000 7% note payable maturing in March 2007,
     secured by all of the assets acquired from M7 Farms           $   318,728       $   410,405

     $200,000 7% note payable maturing in March 2007,
     secured by all of the outstanding shares of
     MT Subsidiary                                                     117,899           153,159

     $400,000 note payable maturing in May 2009,
     accruing interest at 7% during the first year,
     at 8% during the second and third years and at 9% during
     the fourth and fifth years, secured by all of the
     assets acquired from Sampres Tree Farm LLC                        400,000                --

     $250,000 14% note payable maturing in March 2005                  250,000                --

     $112,250 18% note payable repaid in August 2003                        --           111,799
                                                                   ------------      ------------
                                                                     1,086,627           675,363

         Less current portion                                         (530,003)         (238,735)
                                                                   ------------      ------------
                                                                   $   556,624       $   436,628
                                                                   ------------      ------------

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - NOTES PAYABLE [CONTINUED]

     The notes payable mature as follows for the twelve-month periods ended:

                           June 30,                             Principal Due
                         -----------                            --------------
                             2005                               $      530,003
                             2006                                      188,388
                             2007                                       92,552
                             2008                                        5,337
                             2009                                      270,347
                                                                --------------
                                                                $    1,086,627
                                                                --------------

     In November 2003, the Company issued a $50,000 note payable. The note accrued interest at 120% and was due in December 2003. In December 2003, the Company repaid the note.

     In August 2003, the Company issued a $226,469 note payable. The note accrued interest at 18% and was due in March 2004. In March 2004, the Company repaid the note.

     In September 2002, the Company issued a $112,270 note payable. The note accrued interest at 18% and was due in January 2003. In January 2003, the Company repaid the note.

     The Company has paid a total of $61,099 in loan fees and costs in order to establish the notes payable. These costs have been deferred and are being amortized over the term of the respective notes. For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company amortized $24,737 and $19,295 of the deferred loan costs as interest expense.

     For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, interest expense on the notes payable amounted to $103,301 and $68,057.

NOTE 11 - CAPITAL STOCK AND OPTIONS

     PREFERRED STOCK - In October 2004, Parent amended its articles of incorporation to authorize 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors [SEE NOTE 18]. No shares are issued and outstanding at June 30, 2004 and 2003.

     COMMON STOCK - In October 2004, Parent amended its articles of incorporation to authorize 50,000,000 shares of common stock with $.001 par value [SEE NOTE 18]. Previously, Parent had authorized 50,000,000 shares of common stock with no par value. The financial statements have been restated for all periods presented to reflect the change in par value.

     In June 2004, the Company issued 166,667 shares of their previously authorized but unissued common stock for a subscription receivable of $50,000, or $.30 per share.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - CAPITAL STOCK AND OPTIONS [CONTINUED]

     In May 2004, the Company issued 400,000 shares of their previously authorized but unissued common stock as part of an asset acquisition [SEE
     NOTE 3] valued at $120,000, or $.30 per share.

     From August 2003 through June 2004, the Company issued 450,664 shares of their previously authorized but unissued common stock for cash of $135,200, or $.30 per share. Stock offering costs of $27,500 were netted against the proceeds.

     From July through September 2003, the Company issued 220,000 shares of their previously authorized but unissued common stock for cash of $55,000, or $.25 per share.

     In June 2003, the Company issued 420,000 shares of their previously authorized but unissued common stock for a subscription receivable of $105,000, or $.25 per share. The Company received the $105,000 subscription receivable in July 2003.

     In June 2003, the Company issued 40,000 shares of their previously authorized but unissued common stock for cash of $10,000, or $.25 per share.

     From March through June 2003, the Company issued 500,000 shares of their previously authorized but unissued common stock for cash of $100,000, or $.20 per share. Stock offering costs of $7,000 were netted against the proceeds.

     In January 2003, the Company issued 200,000 shares of their previously authorized but unissued common stock to pay rent of $40,000, or $.20 per share.

     In January 2003, the Company issued 800,000 shares of their previously authorized but unissued common stock to pay debt of $160,000, or $.20 per share.

     In January 2003, the Company issued 20,000 shares of their previously authorized but unissued common stock for consulting services rendered valued at $4,000, or $.20 per share.

     In October 2002, the Company issued 125,000 shares of their previously authorized but unissued common stock for available-for-sale securities valued at $12,500, or $.10 per share.

     In October 2002, the Company issued 450,000 shares of their previously authorized but unissued common stock for a subscription receivable of $45,000, or $.10 per share. The Company received the $45,000 subscription receivable in July 2003.

     In September 2002, the Company issued 150,000 shares of their previously authorized but unissued common stock for consulting services rendered valued at $15,000, or $.10 per share.

     In September and October 2002, the Company issued 1,570,000 shares of their previously authorized but unissued common stock (100,000 shares of which were issued to a relative of an officer/shareholder of the Company) for cash of $157,000, or $.10 per share.

     In August 2002, in connection with their organization, the Company issued 7,340,000 shares of their previously authorized but unissued common stock for cash of $294, or $.00004 per share.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - CAPITAL STOCK AND OPTIONS [CONTINUED]

     STOCK OPTION PLAN - In October 2002, the Company's Board of Directors approved and adopted the "2002 Stock Incentive Plan" ("the Plan") with a maximum of 8,000,000 shares of common stock reserved for issuance under the Plan. The Plan provides for both the direct award of shares and for the grant of options to purchase shares to employees, officers, directors, agents, consultants, advisors and independent contractors. Awards under the Plan will be granted as determined by the Board of Directors and the Board of Directors shall determine which eligible persons are to receive Incentive Stock Options, Non-Statutory Stock Options or stock issuances. The Board of Directors also sets the number of shares, the exercise price and the exercise terms for grants. Options granted to non-exempt employees are required to have an exercise price of at least 85% of the fair market value of the common stock at the time of grant. Incentive Stock Options must be granted with an exercise price of at least 100% (110% for shareholders who own at least 10% of the Company's outstanding stock) of the fair market value of the common stock at the time of grant. Incentive Stock Options are required to expire within 10 years. At June 30, 2004, total awards available to be granted from the Plan amounted to 3,700,000.

     In September 2003, the Company's Board of Directors granted options to purchase 100,000 shares of common stock from the 2002 Stock Incentive Plan to a consultant for services rendered valued at $30,000. The options vested immediately and are exercisable at $.30 per share for 10 years. At June 30, 2004, none of these options had been exercised, forfeited or cancelled.

     In November 2002, the Company's Board of Directors granted options to purchase 2,000,000 shares of common stock from the 2002 Stock Incentive Plan to officers of the Company for services rendered. The options vested immediately and are exercisable at $.11 per share for 5 years. The Company did not record any amount for the options since there was no intrinsic value for the options. At June 30, 2004, none of these options had been exercised, forfeited or cancelled.

     In November 2002, the Company's Board of Directors granted options to purchase 1,000,000 shares of common stock from the 2002 Stock Incentive Plan to an employee of the Company for services rendered. The options vested immediately and are exercisable at $.10 per share for 10 years. The Company did not record any amount for the options since there was no intrinsic value for the options. At June 30, 2004, none of these options had been exercised, forfeited or cancelled.

     In November 2002, the Company's Board of Directors granted options to purchase 1,200,000 shares of common stock from the 2002 Stock Incentive Plan (1,000,000 options of which were granted to a relative of an officer/shareholder of the Company) to consultants for services rendered valued at $120,000. The options vested immediately and are exercisable at $.10 per share for 10 years. At June 30, 2004, none of these options had been exercised, forfeited or cancelled.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - CAPITAL STOCK AND OPTIONS [CONTINUED]

     A summary of the status of the options granted under the Company's 2002 Stock Incentive Plan is presented below.

                                                                             From Inception on
                                                   For the Year Ended          August 6, 2002
                                                      June 30, 2004         Through June 30, 2003
                                                  --------------------     ----------------------
                                                              Weighted                 Weighted
                                                               Average                  Average
                                                              Exercise                 Exercise
                                                    Shares      Price        Shares      Price
                                                  ---------   ---------    ---------   ---------
       Outstanding at beginning of period         4,200,000   $     .10            -   $      -
       Granted                                      100,000         .30    4,200,000         .10
       Exercised                                          -          -             -          -
       Forfeited                                          -          -             -          -
       Expired                                            -          -             -          -
                                                  ---------   ---------    ---------   ---------
       Outstanding at end of period               4,300,000   $     .11    4,200,000   $     .10
                                                  ---------   ---------    ---------   ---------
       Weighted average fair value of
         options granted during the period          100,000   $     .30    4,200,000   $     .10
                                                  ---------   ---------    ---------   ---------

     The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model, with the following assumptions used for the grants on September 1, 2003: risk-free interest rate of 4.45%, expected dividend yield of zero, expected lives of 10 years and expected volatility of 760%. The following assumptions were used for options granted on November 5, 2002: risk-free interest rates of 3.00% and 4.10%, expected dividend yield of zero, expected lives of 5 and 10 years and expected volatility of 1,506%.

     A summary of the status of the options outstanding under the Company's 2002 Stock Incentive Plan at June 30, 2004 is presented below:

                                            Options Outstanding                           Options Exercisable
                            ----------------------------------------------------    -------------------------------
            Range of                       Weighted-Average    Weighted-Average                    Weighted-Average
            Exercise          Number           Remaining           Exercise           Number           Exercise
             Prices         Outstanding    Contractual Life          Price          Exercisable          Price
           -----------      ------------   ----------------       --------------    -----------      --------------
           $       .10         2,200,000       8.4 years          $         .10       2,200,000      $         .10
                   .11         2,000,000       3.3 years                    .11       2,000,000                .11
                   .30           100,000       9.2 years                    .30         100,000                .30
           -----------       -----------      --------------      --------------      ---------      --------------
           $ .10 - .30         4,300,000       6.0 years          $         .11       4,300,000      $         .11
           -----------       -----------      --------------      --------------      ---------      --------------

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - UNSUCCESSFUL ACQUISITIONS

     In May 2004, the Company was negotiating a possible acquisition of another company. However, the negotiations were called off and no acquisition occurred. All expenses associated with the unsuccessful acquisition have been classified as a loss on unsuccessful acquisition.

     In April 2003, the Company was negotiating a possible acquisition of another company. However, the negotiations were called off and no acquisition occurred. All expenses associated with the unsuccessful acquisition have been classified as a loss on unsuccessful acquisition.

NOTE 13 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At June 30, 2004 and 2003, the Company has available unused net operating loss carryforwards of approximately $638,000 and $222,000, respectively, which may be applied against future taxable income and which expire in various years through 2024.

     At June 30, 2004 and 2003, respectively, the total of all deferred tax assets is approximately $127,000 and $47,000 and the total of all deferred tax liabilities is $49,000, and $49,000. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance of approximately $79,000 and $0 at June 30, 2004 and 2003, respectively. The change in the valuation allowance for the year ended June 30, 2004 and for the period from inception on August 6, 2002 through June 30, 2003 is approximately $79,000 and $0, respectively.

     The temporary differences, tax credits and carryforwards gave rise to the following deferred tax asset (liability) at:

                                                            June 30,
                                                   --------------------------
                                                      2004            2003
                                                   ----------      ----------
     Net operating loss carryover                  $ 125,548       $  43,600
     Capital loss carryover                            1,770           1,770
     Excess of book over tax basis of fixed
       assets                                        (48,640)        (49,171)
     Warranty reserve                                      6              59
     Reserve for bad debts                                33              33
     Unrealized loss on marketable securities             --           1,142
     Contribution carryover                                8              --
                                                   ----------      ----------
     Total deferred tax asset                      $  78,725       $  (2,567)
                                                   ----------      ----------

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - INCOME TAXES [CONTINUED]

     The components of income tax expense from continuing operations consisted of the following for:

                                                                           From Inception
                                                         For the            on August 6,
                                                         Year Ended         2002 Through
                                                        June 30, 2004       June 30, 2003
                                                        -------------       -------------
     Current income tax expense:
         Federal                                        $           -       $           -
         State                                                      -                   -
                                                        --------------      --------------
     Current tax expense                                $           -       $           -
                                                        --------------      --------------

     Deferred tax expense (benefit) arising from:
         Excess of tax over financial
           accounting depreciation                      $        (531)      $     (10,820)
         Bad debt allowance                                         -                 (33)
         Capital loss carryover                                     -              (1,770)
         Warranty reserve                                          53                 (59)
         Contribution carryover                                    (8)                  -
         Net operating loss carryover                         (81,948)            (43,600)
         Valuation allowance                                   78,724                   -
                                                        --------------      --------------
     Net deferred tax expense                           $      (3,710)      $     (56,282)
                                                        --------------      --------------

     Deferred income tax expense results primarily from the reversal of temporary timing differences between tax and financial statement income.

     The reconciliation of income tax expense from continuing operations computed at the U.S. federal statutory tax rate to the Company's effective rate is as follows for:

                                                                         From Inception
                                                         For the          on August 6,
                                                       Year Ended         2002 Through
                                                      June 30, 2004       June 30, 2003
                                                      -------------       -------------
     Computed tax at the expected
       federal statutory rate                                15.00%             15.00%
     State income taxes, net of federal benefit               4.67               4.67
     Compensation due to options                             (1.30)             (5.74)
     Other                                                    (.28)              (.24)
     Valuation allowance                                    (17.28)                 -
                                                      -------------       -------------
     Effective income tax rates                                .81%             13.69%
                                                      -------------       -------------

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share:

                                                                        From Inception
                                                        For the          on August 6,
                                                      Year Ended         2002 Through
                                                     June 30, 2004       June 30, 2003
                                                     -------------       -------------
         Loss from operations available to
         common shareholders (numerator)             $   (430,634)       $   (353,090)
                                                     -------------       -------------
         Weighted average number of common
         shares outstanding used in loss per
         share for the period (denominator)            12,179,860           9,653,338
                                                     -------------       -------------

     At June 30, 2004, the Company had outstanding options to purchase 4,300,000 shares and notes payable convertible into 1,202,084 shares which were not used in the computation of loss per share because their effect would be anti-dilutive. At June 30, 2003, the Company had outstanding options to purchase 4,200,000 shares which were not used in the computation of loss per share because their effect would be anti-dilutive. Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 15 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock or through possible business combinations. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - RELATED PARTY TRANSACTIONS

     ACCOUNTS RECEIVABLE - At June 30, 2004, an entity controlled by a relative of an officer/shareholder of the Company owed $630 in accounts receivable to the Company.

     ASSET ACQUISITION - In June 2003, the Company purchased $15,130 of property and equipment from an officer/shareholder of the Company.

     ACCOUNTS PAYABLE - At June 30, 2003, the Company had accrued consulting fees of $14,500 payable to a relative of an officer/shareholder of the Company for consulting services rendered during the year ended June 30, 2003. In July 2003, the Company paid the accrued fees.

     RELATED PARTY ADVANCES - During the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, officers/shareholders of the Company and their relatives have made advances to the Company and the Company has repaid the advances as funds have been available. During the year ended June 30, 2004, officers/shareholders of the Company and their relatives made advances totaling $240,799 and the Company repaid advances totaling $246,809. Since the Company owed $16,244 from prior-year advances, the remaining balance owed to the officers/shareholders of the Company and their relatives at June 30, 2004 is $10,234. During the period from inception on August 6, 2002 through June 30, 2003, officers/shareholders of the Company and their relatives made advances totaling $99,176 and the Company repaid advances totaling $82,932, leaving a balance of $16,244 owed to the officers/shareholders of the Company and their relatives at June 30, 2003.

     STOCK ISSUANCE - In October 2002, the Company issued 100,000 shares of their previously authorized but unissued common stock to a relative of an officer/shareholder of the Company for cash of $10,000 [SEE NOTE 11].

     OPTIONS - In September 2003, the Company granted options to purchase 100,000 shares of common stock to a relative of an officer/shareholder of the Company for consulting services [SEE NOTE 11].

     In November 2002, the Company granted options to purchase 2,000,000 shares of common stock to officers/shareholders of the Company for employee services [SEE NOTE 11].

     In November 2002, the Company granted options to purchase 1,000,000 shares of common stock to a relative of an officer/shareholder of the Company for employee services [SEE NOTE 11].

     In November 2002, the Company granted options to purchase 1,000,000 shares of common stock to a relative of an officer/shareholder of the Company for consulting services [SEE NOTE 11].

     SALES - For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company had sales of $630 and $0 to an entity controlled by a relative of an officer/shareholder of the Company.

     CONSULTING SERVICES - During the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company paid a relative of an officer/shareholder of the Company $24,020 and $25,875 for consulting services.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - RELATED PARTY TRANSACTIONS [CONTINUED]

     MANAGEMENT COMPENSATION - For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company expensed $60,000 and $5,500 as salary to the Company's Chief Executive Officer. At June 30, 2004 and 2003, respectively, the Company owed $22,000 and $0 to the Chief Executive Officer for accrued salary.

     For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company expensed $112,250 and $28,500 as salary to the Company's former Chief Financial Officer. At June 30, 2004 and 2003, respectively, the Company owed $8,500 and $0 to the former Chief Financial Officer for accrued salary.

     EMPLOYEES - For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company expensed $106,075 and $72,000 as salary to an employee of the Company who is the spouse of an officer/shareholder of the Company. At June 30, 2004 and 2003, respectively, the Company owed $6,000 and $0 to this employee for accrued salary.

     For the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company expensed $77,000 and $29,500 as salary to an employee of the Company who is a relative of an officer/shareholder of the Company. At June 30, 2004 and 2003, respectively, the Company owed $0 and $0 to this employee for accrued salary.

NOTE 17 - CONCENTRATIONS

     ACCOUNTS RECEIVABLE - A significant percent of the Company's accounts receivable at June 30, 2004 was owed by only four customers. The following table lists the percent of the receivables owed by those customers that accounted for 10% or more of the total accounts receivable at June 30, 2004:

                           Customer A                                29%
                           Customer B                                16%
                           Customer C                                11%
                           Customer D                                11%

     REVENUES - During the year ended June 30, 2004 and the period from inception on August 6, 2002 through June 30, 2003, respectively, the Company had a significant customer which accounted for 77% and 69% of the Company's total sales. The loss of this significant customer could adversely affect the Company's business and financial condition.

                           PENGE CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18 - SUBSEQUENT EVENTS

     AMENDED ARTICLES OF INCORPORATION - In October 2004, Parent filed amended articles of incorporation with the State of Nevada. The amended articles of incorporation authorized 10,000,000 shares of preferred stock with $.001 par value and changed the common stock par value from no par value to $.001 [SEE NOTE 11]. The financial statements have been restated for all periods presented to reflect the amended articles of incorporation.

     COMMON STOCK ISSUANCE - In July and August 2004, the Company issued 100,001 shares of their previously authorized but unissued common stock for cash of $30,000, or $.30 per share.

     GRANT OF STOCK OPTIONS - In August 2004, the Company's Board of Directors granted options to purchase 200,000 shares of common stock from the 2002 Stock Incentive Plan to a consultant for services rendered. The options vested immediately and are exercisable at $.30 per share for 10 years.

     SALE OF STOCK OPTIONS - In August 2004, the Company sold options to purchase 50,000 shares of common stock. The options are exercisable at $.30 per share for 10 years.

     SECURED CONVERTIBLE NOTE PAYABLE - In July 2004, the Company issued a $200,000 note payable. The note is secured by 50,000 trees which are part of the Company's inventory. The note accrues interest at 10% per annum and is due January 2007. The unpaid principal and interest are convertible into common stock at $.24 per share during the first year, at $.30 per share during the second year and at $.35 per share thereafter.

     SECURED NOTES PAYABLE - In August 2004, the Company issued a $50,000 note payable. The note is secured by 7,500 trees which are part of the Company's inventory. The note accrues interest at 12% per annum and is due August 2006. The note also calls for an additional payment of 3% of the principal due on the date of maturity.

     In August 2004, the Company issued a $50,000 note payable. The note is secured by 7,500 trees which are part of the Company's inventory. The note accrues interest at 10% per annum and is due August 2006.

============================================ ===================================

NO DEALER, SALESMAN OR OTHER PERSON IS
AUTHORIZED TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATIONS NOT CONTAINED IN
THIS PROSPECTUS IN CONNECTION WITH THE OFFER
MADE HEREBY, AND, IF GIVEN OR MADE, SUCH      14,925,978 SHARES OF COMMON STOCK
INFORMATION OR REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN MADE BY US.



THIS PROSPECTUS DOES NOT OFFER TO SELL OR
BUY ANY SECURITIES IN ANY JURISDICTION WHERE             PENGE CORP.
IT IS UNLAWFUL.








THE INFORMATION IN THIS PROSPECTUS IS
CURRENT AS OF THE DATE HEREOF. NEITHER THE
DELIVERY OF THIS PROSPECTUS NOR ANY SALE
MADE HEREUNDER SHALL CREATE ANY IMPLICATION
THAT THE INFORMATION CONTAINED HEREIN IS               _______________
CORRECT AS OF ANY TIME SUBSEQUENT TO THE
DATE HEREOF.                                             Prospectus
        _______________________                        _______________




                                                      October 25, 2004









============================================ ===================================

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our articles of incorporation provide that we shall indemnify and advance expenses to our directors, officers, employees, fiduciaries or agents and to any person who is or was serving at our request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Nevada law.

         Our bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of our company, by reason of the fact that he or she is or was a director, officer, employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         With respect to derivative actions, our bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of our company. We may not indemnify any such person for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to our company or for amounts paid in settlement to our company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Any indemnification under the provisions described above, unless ordered by a court, may be made by our company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         o        By the stockholders;

         o By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

         o If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         o If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         Our bylaws further provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by our company.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses of the offering, sale and distribution of the offered securities being registered pursuant to this registration statement (the "Registration Statement"). We will bear all of the expenses listed below. All of the amounts shown are estimates except the SEC registration fees.

          ITEM                                                       AMOUNT
          ----                                                       ------

          SEC registration fees                                        $567

          Accounting and legal fees and expenses                    $75,000

          Printing expenses                                          $5,000

          Miscellaneous expenses                                    $10,000
                                                             ---------------

                                                     TOTAL:         $90,567
                                                             ===============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Within the last three years, Penge has issued and sold the following unregistered securities on the dates and for the consideration indicated:

SHARES OF COMMON STOCK

         In connection with our organization, during August 2002, we offered and sold an aggregate of 7,340,000 shares of our common stock at a per share price of $0.00004 per share for aggregate proceeds of $294 and contributions to our planning and founding. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors had access to all relevant and available information regarding and were involved in the planning and founding of our company, (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act; and (f) the aggregate offering price for the offering (combined with the offering price of all prior offerings of securities under Rule 504, any exemption under Section 3(b) of the Securities Act or in violation of Section 5(a) of the Securities
Act) did not exceed $1 million.

         During September 2002 and October 2002, we offered and sold 2,295,000 shares of our common stock at $0.10 per share to 26 investors. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act; and (f) the aggregate offering price for the offering (combined with the offering price of all prior offerings of securities under Rule 504, any exemption under Section 3(b) of the Securities Act or in violation of Section 5(a) of the Securities Act) did not exceed $1 million.

         Between January 2003 and June 2003, we offered and sold 770,000 shares of our common stock at $0.20 per share to 10 investors. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In January 2003, Roger Major accepted 750,000 shares of our common stock as partial payment on a note payable received in connection with our purchase of Major Trees and certain assets of M7 Farms on September 27, 2002. The offer and sale of these shares of common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) Major confirmed to us that he was an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act; (b) there was no public offering or general solicitation with respect to such offering; (c) Major was provided with certain disclosure materials and all other information requested with respect to our company; (d) Major acknowledged that all securities being acquired were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         Between July 2003 and September 2003, we offered and sold 680,000 shares of our common stock at $0.25 per share to seven investors. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         Between September 2003 and August 2004, we offered and sold 717,332 shares of our common stock at $0.30 per share to 13 investors. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In May 2004, we issued 400,000 shares of our common stock valued at $120,000, or $0.30 per share, to H. Preston and Shirley Franks in connection with our acquisition of certain assets of Sampres Tree Farm LLC. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

CONVERTIBLE NOTES PAYABLE

         In March 2004, we issued unsecured convertible notes payable totaling $300,000 to two investors. These notes bear interest at 10% per annum with unpaid principal and accrued interest convertible into shares of our common stock at $0.30 per share. The offer and sale of such convertible notes payable were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         Between March and June 2004, we issued unsecured convertible notes payable totaling $55,000 to four investors. These notes bear interest at 10% per annum, mature between September and December 2006 and are convertible into shares of our common stock at $0.25 per share during the first six months, at $0.35 per share during the second six months and at $0.50 per share thereafter. The offer and sale of such convertible notes payable were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In July 2004, we issued convertible notes payable totaling $200,000 to two investors, secured by 50,000 trees from our inventory, bearing interest at 10% per annum and maturing in January 2007. The unpaid principal and interest on the notes is convertible into shares of our common stock at $0.24 per share during the first year, at $0.30 per share during the second year and at $0.35 per share thereafter. The offer and sale of such notes was effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

OPTIONS TO PURCHASE SHARES OF COMMON STOCK

         In November 2002, we granted options to purchase the following number of shares of our common stock to the following individuals under our 2002 Stock Incentive Plan:

          NAME OF INDIVIDUAL                NUMBER OF OPTIONS TO PURCHASE SHARES
                                                       OF COMMON STOCK
----------------------------------------    ------------------------------------
Kirk Fischer                                                          1,000,000
Jim Fischer                                                           1,000,000
KC Holmes                                                             1,000,000
Rocky Fischer                                                         1,000,000
Doug Bean                                                               200,000

         In September 2003, we granted Rocky Fischer 100,000 options to purchase shares of our common stock under our 2002 Stock Incentive Plan. In August 2004, we granted Doug Bean 200,000 options to purchase shares of our common stock under our 2002 Stock Incentive Plan. No such options have been exercised.

         The offers and issuances of the options to purchase shares of our common stock described in the preceding paragraph were effected in reliance upon the exemption for offers and sales pursuant to certain compensatory benefit plans as set forth in Rule 701 promulgated under the Securities Act, based upon the following: (a) the offers and issuances were made pursuant to a written compensatory benefit plan established by us for the compensation of our officers, employees, directors, consultants and other permitted persons; (b) the recipients of such options were officers, employees, directors, consultants or other permitted persons at the time of the issuance of the options (and any recipients that were consultants provided bona fide services unrelated to a capital-raising transaction or the promotion of a market for our stock in exchange for such options); (c) we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, at the time of issuance of the options; (d) the aggregate sale price, calculated in accordance with Rule 701, of the options issued in reliance on Rule 701 during any 12-month period did not exceed $1 million; (e) all recipients were provided with certain disclosure materials and all other information requested with respect to our company, including a copy of the governing compensatory benefit document; (f) the option recipients acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) the governing option agreement requires that, unless otherwise permitted by law, a legend be placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In August 2004, we offered and sold options to purchase 50,000 shares of our common stock to a single investor in connection with a $50,000 secured note payable. The offer and sale of such options to purchase shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 27.  EXHIBITS

The following exhibits required by Item 601 of Regulation S-K promulgated under the Securities Act have been included with the Registration Statement as indicated below.

                                                                                            INCORPORATED BY
 EXHIBIT NO.                              EXHIBIT                                      REFERENCE/FILED HEREWITH
--------------    ---------------------------------------------------------       ------------------------------------
     2.1          Asset Purchase Agreement by and Among Penge Corp., Kirk         Filed herewith
                  Fischer and H. Preston and Shirley M. Franks along with
                  Sampres Tree Farm L.L.C. dated as of May 20, 2004 and
                  exhibits

     2.2          Purchase Agreement, Receipts and Escrow Instructions dated      Filed herewith
                  August 14, 2002 and exhibits (re Penge and Major
                  Trees)

     4.1          Articles of Incorporation, as amended to date                   Filed herewith

     4.2          Bylaws, as amended to date                                      Filed herewith

     4.3          Form of Common Stock Certificate                                Filed herewith

      5           Opinion of Stoel Rives LLP                                      To be filed by amendment

    10.1          2002 Stock Incentive Plan                                       Filed herewith

    10.2          Form of Incentive Stock Option Agreement                        Filed herewith

    10.3          Form of Non Statutory Option Agreement                          Filed herewith

    10.4          Form of Executive Employment Agreement                          Filed herewith

    10.5          Consulting Agreement between Roger Major and Penge              Filed herewith
                  Corp. dated March 5, 2003

    10.6          Form of Convertible Note Purchase Agreement                     Filed herewith

    10.7          Form of Convertible Promissory Note                             Filed herewith

    10.8          $50,000 Promissory Note between Major Trees Corp. and           Filed herewith
                  Stanford Goulding as Trustee for Survivors Trust dated
                  August 16, 2004

                                                     II-7

                                                                                            INCORPORATED BY
 EXHIBIT NO.                              EXHIBIT                                      REFERENCE/FILED HEREWITH
--------------    ---------------------------------------------------------       ------------------------------------

    10.9          $50,000 Promissory Note between Major Trees Corp. and           Filed herewith
                  Stanford Goulding as Trustee for Marital Trust dated
                  August 16, 2004

    10.10         $400,000 Real Estate Lien Note and Deed of Trust                Filed herewith
                  between Penge Corp., Kirk Fischer and Sampres Tree
                  Farm, L.L.C. and H. Preston Franks and Shirley M.
                  Franks dated May 26, 2004

    10.11         $150,000 Convertible Promissory Note dated March 31,            Filed herewith
                  2004 between Penge Corp. and Monitor Finance LC and
                  $150,000 Convertible Promissory Note dated March 31,
                  2004 between Penge Corp. and First Capital Funding LC

    10.12         $226,469 Note and Trust Deed between Penge Corp., Kirk          Filed herewith
                  Fischer and Monitor Finance, L.C. dated August 22, 2003
                  and Modification and Extension of Trust Deed Note dated
                  March 1, 2004

    10.13         $200,000 Promissory Note between Penge Corporation and          Filed herewith
                  Steven Sutherland dated September 27, 2002

    10.14         $600,000 Promissory Note between Penge Corporation and          Filed herewith
                  Roger Major and Barbara Major dated September 27, 2002

    21.1          Subsidiary List                                                 Filed herewith

    23.1          Consent of Independent Registered Public Accounting             Filed herewith
                  Firm

    23.2          Consent of Stoel Rives LLP                                      Included in Item 5

    24.1          Power of Attorney                                               Included on the signature page
                                                                                  hereof

ITEM 28.  UNDERTAKINGS


The Registrant hereby undertakes:

                  (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by Section
                  10(a)(3) of the Securities Act.

                           (ii) Reflect in the prospectus any facts or events
                  that, individually or together, represent a fundamental change in the information. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) Include any additional or changed material
                  information on the plan of distribution.

                  (2) That for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on October 25, 2004.

                                    PENGE CORP.



                                    By:  /s/ Kirk Fischer
                                         ------------------------------------
                                         Kirk Fischer, Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kirk Fischer his or her attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form SB-2, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any of said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act, this registration Statement was signed by the following persons in the capacities and on the dates stated:



/s/ Kirk Fischer        Chief Executive Officer, Chief Financial Officer,   October 25, 2004
----------------        Chairman of the Board (Principal Executive Officer
Kirk Fischer            and Principal Financial Officer)

/s/ Jim Fischer         Director                                            October 25, 2004
----------------
Jim Fischer

/s/ Lori Fischer        Controller and Director                             October 25, 2004
----------------
Lori Fischer



                                                 EXHIBIT INDEX

                                                                                            INCORPORATED BY
 EXHIBIT NO.                              EXHIBIT                                      REFERENCE/FILED HEREWITH
--------------    ---------------------------------------------------------       ------------------------------------
     2.1          Asset Purchase Agreement by and Among Penge Corp., Kirk         Filed herewith
                  Fischer and H. Preston and Shirley M. Franks along with
                  Sampres Tree Farm L.L.C. dated as of May 20, 2004 and
                  exhibits

     2.2          Purchase Agreement, Receipts and Escrow Instructions dated      Filed herewith
                  August 14, 2002 and exhibits (re Penge and Major
                  Trees)

     4.1          Articles of Incorporation, as amended to date                   Filed herewith

     4.2          Bylaws, as amended to date                                      Filed herewith

     4.3          Form of Common Stock Certificate                                Filed herewith

      5           Opinion of Stoel Rives LLP                                      To be filed by amendment

    10.1          2002 Stock Incentive Plan                                       Filed herewith

    10.2          Form of Incentive Stock Option Agreement                        Filed herewith

    10.3          Form of Non Statutory Option Agreement                          Filed herewith

    10.4          Form of Executive Employment Agreement                          Filed herewith

    10.5          Consulting Agreement between Roger Major and Penge              Filed herewith
                  Corp. dated March 5, 2003

    10.6          Form of Convertible Note Purchase Agreement                     Filed herewith

    10.7          Form of Convertible Promissory Note                             Filed herewith

    10.8          $50,000 Promissory Note between Major Trees Corp. and           Filed herewith
                  Stanford Goulding as Trustee for Survivors Trust dated
                  August 16, 2004

    10.9          $50,000 Promissory Note between Major Trees Corp. and           Filed herewith
                  Stanford Goulding as Trustee for Marital Trust dated
                  August 16, 2004

    10.10         $400,000 Real Estate Lien Note and Deed of Trust                Filed herewith
                  between Penge Corp., Kirk Fischer and Sampres Tree
                  Farm, L.L.C. and H. Preston Franks and Shirley M.

                                                    II-11

                  Franks dated May 26, 2004

    10.11         $150,000 Convertible Promissory Note dated March 31,            Filed herewith
                  2004 between Penge Corp. and Monitor Finance LC and
                  $150,000 Convertible Promissory Note dated March 31,
                  2004 between Penge Corp. and First Capital Funding LC

    10.12         $226,469 Note and Trust Deed between Penge Corp., Kirk          Filed herewith
                  Fischer and Monitor Finance, L.C. dated August 22, 2003
                  and Modification and Extension of Trust Deed Note dated
                  March 1, 2004

    10.13         $200,000 Promissory Note between Penge Corporation and          Filed herewith
                  Steven Sutherland dated September 27, 2002

    10.14         $600,000 Promissory Note between Penge Corporation and          Filed herewith
                  Roger Major and Barbara Major dated September 27, 2002

    21.1          Subsidiary List                                                 Filed herewith

    23.1          Consent of Independent Registered Public Accounting             Filed herewith
                  Firm

    23.2          Consent of Stoel Rives LLP                                      Included in Item 5

    24.1          Power of Attorney                                               Included on the signature page
                                                                                  hereof

                                                    II-12